Execution Version







                   FOURTH AMENDED AND RESTATED LOAN AGREEMENT


                                  by and among


                       VITESSE SEMICONDUCTOR CORPORATION
                      AND THE OTHER BORROWERS NAMED HEREIN


                                      and

                     SPECIAL VALUE EXPANSION FUND, LLC AND
                     SPECIAL VALUE OPPORTUNITIES FUND, LLC
                                   AS LENDERS


                                      and

                                 OBSIDIAN, LLC
                         AS AGENT AND COLLATERAL AGENT




                        --------------------------------

                           Dated as of June 20, 2006
                        --------------------------------

                   FOURTH AMENDED AND RESTATED LOAN AGREEMENT


             AGREEMENT, dated as of June 20, 2006, by and among VITESSE SEMICONDUCTOR CORPORATION., a Delaware corporation ("Vitesse"), VITESSE INTERNATIONAL, INC., a Barbados corporation, and any direct or indirect Domestic Subsidiary of Vitesse identified on the signature pages of this Agreement as a borrower (each individually a "Borrower" and all Borrowers, including Vitesse, collectively, the "Borrowers"), SPECIAL VALUE EXPANSION FUND, LLC and SPECIAL VALUE OPPORTUNITIES FUND, LLC (each, a "Lender" and collectively, the "Lenders"), and OBSIDIAN, LLC, as agent and collateral agent for the Lenders (in such capacity, the "Agent").

                              W I T N E S S E T H:

             WHEREAS, certain of the Borrowers and Silicon Valley Bank entered into that certain Second Amended and Restated Loan and Security Agreement dated March 2, 2006 (such loan agreement as so modified and otherwise amended or modified from time to time being referred to herein as the "Second Amended and Restated Loan Agreement");

             WHEREAS, pursuant to certain assignment agreements, Silicon Valley Bank assigned all outstanding Obligations under and as defined in the Second Amended and Restated Loan Agreement to the Lenders;

             WHEREAS, the parties hereto entered into that certain Third Amended and Restated Loan and Security Agreement dated June 7, 2006 (such loan agreement as so modified and otherwise amended or modified from time to time being referred to herein as the "Third Amended and Restated Loan Agreement"), pursuant to which the Lenders extended that certain Term Loan A in an aggregate principal amount of $21,989,876.47 ("Term Loan A");

             WHEREAS, pursuant to Section 13.4 of the Third Amended and Restated Loan Agreement, the Borrowers party thereto and the Lenders have the right to amend the Third Amended and Restated Loan Agreement; and

             WHEREAS, Borrowers have requested that the Lenders and the Agent amend and restate the Third Amended and Restated Loan Agreement, make certain loans to the Borrowers and provide certain other financial accommodations to the Borrowers, all on the terms set forth herein and in the other Loan Documents; and

             WHEREAS, the Agent and the Lenders are willing to amend and restate the Third Amended and Restated Loan Agreement, to make such loans and to provide such financial accommodations to Borrowers on the terms and conditions set forth herein and the other Loan Agreements; and

             WHEREAS, as a condition to entering into the Third Amended and Restated Loan Agreement, the Lenders also required that the Borrowers enter into a Security Agreement in the form of Exhibit E (as amended from time to time, the "Security Agreement");

             NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

Article 1

DEFINITIONS

       1.1 Definitions.

             As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

             "Acceptable Colorado Transaction" means a sale/leaseback of Borrower's Colorado Real Property (and associated personal property) pursuant to which the Borrowers receive not less than $14,000,000 in gross proceeds; provided that the Collateral Agent receives a customary landlord waiver from the owner/lessor in form and substance satisfactory to the Collateral Agent in its sole and absolute discretion.

             "Account Debtor" means, with respect to any Person, any other Person who may become obligated to such Person under, with respect to, or on account of, an Account, Chattel Paper or General Intangibles (including a payment intangible).

             "Accounts" means, with respect to any Person, all "accounts," as such term is defined in the UCC, now owned or hereafter acquired by such Person, including (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, or Instruments), including any such obligations that may be characterized as an account or contract right under the UCC, (b) all of such Person's rights in, to and under all purchase orders or receipts for goods or services, (c) all of such Person's rights to any goods represented by any of the foregoing (including unpaid sellers' rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (d) all rights to payment due to such Person for property sold, leased, licensed, assigned or otherwise disposed of, for a policy of insurance issued or to be issued, for a secondary obligation incurred or to be incurred, for energy provided or to be provided, for the use or hire of a vessel under a charter or other contract, arising out of the use of a credit card or charge card, or for services rendered or to be rendered by such Person or in connection with any other transaction (whether or not yet earned by performance on the part of such Person), and (e) all collateral security of any kind, given by any Account Debtor or any other Person with respect to any of the foregoing.

             "Acquisition" means (whether by purchase, exchange, issuance of Stock, merger, reorganization or any other method) (i) an investment by any Borrower or any of their Subsidiaries and any other Person pursuant to which such Person shall become a Subsidiary thereof or shall be merged into or, under GAAP, become consolidated with such Borrower or such Subsidiary, or (ii) an acquisition by any Borrower or any of their Subsidiaries of all or any substantial amount of the assets of any other Person.

             "Affiliate" means any Person (other than Tennenbaum Capital Partners, LLC and its funds and managed accounts): directly or indirectly controlling, controlled by, or under common control with, any Borrower. For purposes of the preceding sentence of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with") means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or otherwise.

             "Agreement" means this Agreement, including the exhibits and schedules attached hereto, as the same may be amended, supplemented or modified in accordance with the terms hereof.

             "Applicable Law" means all laws, rules and regulations applicable to a Person, its Property or a transaction, as the case may be, including all applicable common law principles and all provisions of all applicable United States federal, state, local and foreign constitutions, treatises, codes, statutes, rules, regulations, orders and ordinances of any Governmental Authority; and writs, orders, judgments, injunctions and decrees of all courts and arbitrators.

             "Borrower" means each of the Borrowers.

             "Borrowers" means, collectively, each Person listed on the signature pages hereof as a Borrower and their respective successors and permitted assigns.

             "Business" means the Borrowers' business of supplying high-performance integrated circuits, principally targeted at systems manufacturers in the communications and storage industries in the United States of America and abroad.

             "Business Day" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in any such state are required to be closed.

             "Bylaws" mean, unless the context in which such term is used otherwise requires, the Bylaws of each Borrower which Bylaws are in effect on the Closing Date, as amended and/or restated from time to time subject to compliance with the terms hereof.

             "Called Principal" means, with respect to any Loan, the principal of such Loan (including accrued PIK interest to the date of prepayment or acceleration) that is to be prepaid pursuant to Section 2.7 or has become or is declared to be immediately due and payable pursuant to Section 11.2, as the context requires.

             "Capital Lease" means, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, would be required to be classified and accounted for as a capital lease on the balance sheet of such Person.

             "Cash" means the currency of the United States of America.

             "Cash Equivalents" means: (a) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within six (6) months from the date of acquisition thereof;
(b) commercial paper maturing no more than six (6) months from the date issued and, at the time of acquisition, having a rating of at least A-1 from Standard & Poor's Corporation or at least P-1 from Moody's Investors Service, Inc.; and (c) certificates of deposit or bankers' acceptances maturing within six (6) months from the date of issuance thereof issued by, any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus of not less than $250,000,000 and not subject to setoff rights in favor of such bank.

             "Certificate of Incorporation" means, unless the context in which it is used shall otherwise require, the Certificate of Incorporation (or similar organizational documents) of a Borrower or any Subsidiary, as the case may be, which Certificate of Incorporation is in effect on the Closing Date, as amended and/or restated from time to time subject to compliance with the terms hereof.

             "Change of Control" means each occurrence of any of the following:

             (a) the acquisition, directly or indirectly, by any person or group (within the meaning of Section 13(d)(3) of the Exchange Act), other than the Lenders, of beneficial ownership of more than 35% of the aggregate outstanding voting power of the capital Stock of any Borrower;

             (b) the first day on which a majority of the members of the board of directors of Vitesse are not Continuing Directors;

             (c) any Borrower shall cease to have beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of 100% of the aggregate voting power of the capital Stock of each other Subsidiary, free and clear of all Liens (other than any Permitted Encumbrances and Liens granted hereunder); or

             (d) (i) any Borrower consolidates with or merges into another entity (other than another Borrower) and is not the surviving entity or conveys, transfers or leases all or substantially all of its property and assets to another Person, or (ii) any entity consolidates with or merges into any Borrower in a transaction pursuant to which the outstanding voting capital Stock of such Borrower is reclassified or changed into or exchanged for cash, securities or other property, other than any such transaction described in this clause (ii) in which either (A) in the case of any such transaction involving a Borrower, no person or group (within the meaning of Section 13(d)(3) of the Exchange Act) has, directly or indirectly, acquired beneficial ownership of more than 51% of the aggregate outstanding voting capital Stock of Vitesse or (B) in the case of any such transaction involving any Borrower other than Vitesse, Vitesse has beneficial ownership of 100% of the aggregate voting power of all capital Stock of the resulting, surviving or transferee entity.

             "Chattel Paper" means any "chattel paper" as such term is defined in the UCC, including electronic chattel paper.

             "Closing" shall have the meaning assigned to that term in Section 2.13.

             "Closing Date" shall have the meaning assigned to that term in
Section 2.13.

             "Code" means the Internal Revenue Code of 1986, as amended, or any successor statute thereto.

             "Collateral" means the collateral under the Security Agreement and the Real Property Collateral.

             "Colorado Mortgage" shall mean a mortgage in form and substance satisfactory to the Collateral Agent with respect to the Real Property of the Borrowers identified in Part B of Schedule 5.17 hereto.

             "Commission" means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

             "Commitment" in respect of any Lender means the commitment of such Lender to provide its portion of the Term Loan A and Term Loan B to Borrowers on the terms and conditions set forth in this Agreement.

             "Common Stock" means the common stock of Vitesse, or any other capital Stock of Vitesse into which such shares are reclassified or reconstituted.

             "Compliance Certificate" means a certificate duly executed by the Chief Executive Officer or senior vice president of each Borrower or other officer of each Borrower acceptable to the Agent appropriately completed and in substantially the form of Exhibit C.

             "Continuing Directors" means, as of any date of determination, any member of the board of directors of Vitesse who: (1) was a member of such board of directors on the date of this Agreement; or (2) was nominated for election or elected to such board of directors with the approval of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination or election.

             "Contracts" means all material "contracts," as such term is defined in the UCC including all contracts, undertakings, or agreements (other than rights evidenced by Chattel Paper, Documents or Instruments), including any agreement relating to the terms of payment or the terms of performance of any Account.

             "Contractual Obligations" means as to any Person, any legally binding provision of any security issued by such Person or of any material agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument or arrangement (whether in writing or otherwise) to which such Person is a party or by which it or any of such Person's property is bound.

             "Copyright License" means any and all rights now owned or hereafter acquired by any Person under any written agreement granting any right to use any Copyright or Copyright registration.

             "Copyrights" means all of the following now owned or hereafter adopted or acquired by any Person: (a) all copyrights and General Intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof, and (b) all reissues, extensions or renewals thereof.

             "Default" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default if that condition or event were not cured or removed within any applicable grace or cure period.

             "Default Rate" has the meaning assigned to that term in Section
2.3.

             "Defined Benefit Plan" shall mean a defined benefit plan within the meaning of Section 3(35) of ERISA or Section 414(j) of the Code, whether funded or unfunded, qualified or non-qualified (whether or not subject to ERISA or the Code).

             "Documents" means all "documents" as such term is defined in the UCC.

             "Domestic Subsidiary" means a Subsidiary organized under the laws of the United States or any state or territory thereof or the District of Columbia.

             "Employee Benefit Plan" means any employee benefit plan within the meaning of Section 3(3) of ERISA which (a) is maintained for employees of any Borrower or any ERISA Affiliate or (b) has at any time within the preceding six
(6) years been maintained for the employees of any Borrower or any current or former ERISA Affiliate.

             "Environmental Claims" means claims, liabilities, investigations, litigation, administrative proceedings, judgments or orders relating to Hazardous Materials.

             "Environmental Laws" means any present or future federal, state or local law, rule, regulation or order relating to pollution, waste, disposal or the protection of human health or safety, plant life or animal life, natural resources or the environment.

             "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, and all rules and regulations promulgated thereunder, in each case, as in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

             "ERISA Affiliate", as applied to any Borrower, means any Person who is a member of a group which is under common control with any Borrower, who together with any Borrower is treated as a single employer within the meaning of Sections 414(b) and (c) of the Code.

             "ERISA Event" means, with respect to any Plan: (a) any reportable event, as defined in Section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations or (b) any event, transaction or condition that could result in the incurrence of any liability by the Borrowers or any ERISA Affiliate pursuant to Title I or IV of ERISA, or in the imposition of any lien on any of the rights, properties or assets of the Borrowers or any ERISA Affiliate pursuant to Title I or IV of ERISA, if such liability or lien, taken together with any other such Liabilities or liens then existing, could reasonably be expected to have a Material Adverse Effect.

             "Event of Default" means each of the events set forth in Section 11.1.

             "Excess Interest" shall have the meaning given to such term in
Section 2.5.

             "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

             "Facilities" means any office building, plant or other facility owned or used by any Borrower in the Business.

             "Fiscal Quarter" means a fiscal quarter of the Borrowers and their Subsidiaries (currently the three month periods ending on each September 30, December 31, March 31 and June 30 annually).

             "Fiscal Year" means each twelve month period ending on the last day of September in each year.

             "Funding Source Agreement" has the meaning given thereto in Section 2.12(f) hereof.

             "Funds Flow Memorandum" means that certain Acknowledgement of even date herewith executed by the Borrowers and delivered to the Agent and the Lenders, together with Exhibit A thereto.

             "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board that are applicable to the circumstances as of the date of determination.

             "General Intangibles" means all "general intangibles," as such term is defined in the UCC, including all right, title and interest under any Contract, all payment intangibles, customer lists, Licenses, Copyrights, Trademarks, Patents, and all applications therefor and reissues, extensions or renewals thereof, rights in Intellectual Property, interests in partnerships, joint ventures and other business associations, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill (including the goodwill associated with any Trademark or Trademark License), all rights and claims in or under insurance policies (including insurance for fire, damage, loss and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key man and business interruption insurance, and all unearned premiums), uncertificated securities, chooses in action, deposit, checking and other bank accounts, rights to receive tax refunds and other payments, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged Stock and Investment Property, rights of indemnification, all books and records, correspondence, credit files, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of any Person or any computer bureau or service company from time to time acting for such Person.

             "Goods" means all "goods" as defined in the UCC, including embedded software to the extent included in "goods" as defined in the UCC, manufactured homes, standing timber that is cut and removed for sale and unborn young of animals.

             "Governing Body" means the board of directors or other body having the power to direct or cause the direction of the management and policies of a Person that is a corporation, partnership, trust or limited liability company.

             "Governmental Authority" means the government of any nation, state, city, locality or other political subdivision of any thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, regulation or compliance, including, without limitation, any state or local department of health or social services, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

             "Hazardous Materials" means all or any of the following: (a) substances that are defined or listed in, or otherwise classified pursuant to, any Environmental Laws or regulations as "hazardous substances", "hazardous materials", "hazardous wastes", "toxic substances" or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosively, reactivity, carcinogenicity, reproductive toxicity or "EP toxicity"; (b) oil, petroleum or petroleum derived substances, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (c) any flammable substances or explosives or any radioactive materials; and (d) asbestos in any form or electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million.

             "Indebtedness" for any Person, means without duplication: (a) all indebtedness for borrowed money (other than inter-company indebtedness between Borrowers) and all obligations evidenced by notes, bonds, debentures or similar instruments; (b) obligations under leases which in accordance with GAAP constitute Capital Leases; (c) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money;
(d) any obligation owed for all or any part of the deferred purchase price of property or services if the purchase price is due more than six months from the date the obligation is incurred (other than "earnout" obligations that are accrued and paid on a monthly basis) or is evidenced by a note or similar written instrument; (e) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is non recourse to the credit of th at Person; (f) all reimbursement and other obligations with respect to letters of credit, bankers' acceptances and surety bonds, whether or not matured; (g) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (h) all obligations of such Person under commodity purchase or option agreements or other commodity price hedging arrangements, in each case whether contingent or matured; (i) all obligations of such Person under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured; and (j) the Obligations.

             "Instruments" means all "instruments," as such term is defined in the UCC, and, in any event, including all certificated securities, all certificates of deposit, and all promissory notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

             "Intangible Assets" means all intangible assets (determined in conformity with GAAP) including, without limitation, goodwill, trademarks, trade names, licenses, organizational costs, deferred amounts, covenants not to compete, unearned income and restricted funds.

             "Intellectual Property" means any and all Licenses, Patents, Copyrights, Trademarks, and the goodwill associated with such Trademarks.

             "Interest Payment Date" means (a) each July 15, October 15, January 15 and April 15 commencing October 15, 2006, provided if any such day is not a Business Day, such Interest Payment Date shall be extended to the next succeeding Business Day and interest shall accrue for each day of such extension and (b) the date of any payment of principal in accordance with this Agreement.

             "Interest Period" means a period commencing on an Interest Payment Date and ending on the next succeeding Interest Payment Date determined under clause (a) of the definition thereof; provided that (x) the first Interest Period for any Loan shall commence on the Closing Date and end on the next succeeding Interest Payment Date, and (b) no Interest Period with respect to any portion of the Loans shall extend beyond the Maturity Date.

             "Interest Rate" means interest (i) in cash at a rate of LIBOR plus 4.0% per annum, and (ii) payable-in-kind by an increase in the aggregate principal amount of the applicable Loan (valued at 100% of the principal amount thereof, which shall be rounded upward to the nearest $1.00) at a rate of 5.0% per annum ("PIK"). The Interest Rate for any LIBOR Period shall be as determined by the Agent on the applicable Interest Rate Determination Date (which determination shall, absent manifest error, be conclusive and binding upon all parties) hereto.

             "Interest Rate Determination Date" means, in respect of any LIBOR Period, the date that is two Business Days prior to the first day of such LIBOR Period.

             "Investment Property" means all "investment property" as such term is defined in the UCC, including (a) all securities, whether certificated or uncertificated, including stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares; (b) all securities entitlements of any Person, including the rights of any Person to any securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to that account; (c) all securities accounts; (d) all commodity contracts; and (e) all commodity accounts.

             "Investment Property Control Agreement" means an agreement in writing, in form and substance reasonably satisfactory to the Collateral Agent, by and among the Collateral Agent and any Borrower and any depository bank, securities intermediary, commodity intermediary or other person who has custody, control or possession of any investment property of such Borrower acknowledging that such securities intermediary, depository bank, commodity intermediary or other person has custody, control or possession of such Cash, Cash Equivalents, deposit or investment property on behalf of the Collateral Agent, that it will comply with entitlement orders originated by the Collateral Agent with respect to such property, or other instructions of the Collateral Agent to the extent provided for therein, and has such other terms and conditions as the Collateral Agent may reasonably require.

             "Lease" means any lease of Real Property to which any Borrower or any of its Subsidiaries is a party as lessor or lessee.

             "Lender" and "Lenders" have the respective meanings given thereto in the preambles hereof and shall include such Persons' successors and assigns acting in such capacity.

             "Letter of Credit" or "Letters of Credit" means commercial letters of credit and standby letters of credit issued or to be issued by issuing lenders for the account of any Borrower in the ordinary course of business.

             "Liabilities" shall have the meaning given that term in accordance with GAAP and shall include Indebtedness.

             "LIBOR" means, for any date of determination, the London Interbank Offered Rate for the LIBOR Period (rounded upward to the nearest 1/16 of one percent) for such date of determination that appears on Bloomberg as of approximately 11:00 a.m. (Los Angeles time) on such date of determination; provided, that if such index ceases to exist or is no longer published or announced, then the term "LIBOR" means the one-month London Interbank Offered Rate (rounded upward to the nearest 1/16 of one percent) as published in The Wall Street Journal on such date of determination, and if this later index ceases to exist or is no longer published or announced, then the term "LIBOR" means the Prime Rate (rounded upward to the nearest 1/16 of one percent) as published in The Wall Street Journal on such date of determination. LIBOR shall be determined on any date of determination by the Agent or, if no Agent then exists, by the Lender of the Loan on which interest is owed.

             "LIBOR Period" means, for any date of determination of LIBOR, either one month, three months, six months or 12 months from such date of determination, as selected by the Borrowers and notified to the Agent in writing at least three Business Days prior to such date of determination of LIBOR. In the event the Borrowers fail to provide such written notice to the Agent at least three Business Days prior to such date of determination of LIBOR, the LIBOR Period shall be deemed to be three months. The initial LIBOR Period shall
(i) commence on the Closing Date and shall end on October 15, 2006, but (ii) for purposes of determining LIBOR for such period shall be three months.

             "License" means any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by any Person.

             "Lien" means any lien, mortgage, pledge, security interest, charge or encumbrance of any kind, whether voluntary or involuntary (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

             "Loan(s)" means Term Loan A and Term Loan B, as set forth in
Section 2.1.

             "Loan Documents" means this Agreement, the Notes, the Security Agreement, the Equity Documents and all other instruments, documents and agreements executed by or on behalf of any Borrower and delivered in connection herewith or therewith, all as amended, restated, supplemented or modified from time to time.

             "Make-Whole Amount" means, with respect to any Loan, an amount equal to the aggregate amount of interest (both cash and PIK, including interest on capitalized PIK interest) that would have otherwise been payable from the date of prepayment through July 15, 2010 on the Called Principal (including all accrued PIK interest), minus the aggregate amount of interest the Lenders would earn if the Called Principal were reinvested for the period from the date of prepayment through July 15, 2010 at the Treasury Rate plus 0.50%.

             "Material Adverse Effect" means a material adverse effect upon (a) the business, operations, properties, assets or condition (financial or otherwise) of the Borrowers taken as a whole, (b) the ability of the Borrowers, taken as a whole, to perform their obligations under any Loan Document to which any of them is a party, or (c) the Agent's or Lenders' rights and remedies under this Agreement or the other Loan Documents; provided, however, that any adverse change, event or effect that is demonstrated to be primarily caused by conditions affecting the United States economy generally or the economy of any region in which any of the Borrowers conducts business that is material to the business of the Borrowers, taken as a whole, shall not be taken into account in determining whether there has been or would be a "Material Adverse Effect."

             "Material Licenses" means all material licenses, permits and other authorizations issued by any Governmental Authority for the operation of the Business or any other business conducted by any Borrower, and all applications therefor, together with any renewals, extensions or modifications thereof and additions thereto.

             "Maturity Date" means July 15, 2011 or such earlier date that the Obligations become due and payable, whether by acceleration of the Obligations pursuant to the terms of this Agreement or otherwise.

             "Maximum Rate" shall have the meaning set forth in Section 2.5.

             "New Revolver" means a credit facility for working capital in an aggregate principal amount not to exceed $25,000,000 and on terms and conditions (including intercreditor arrangements) satisfactory to the Agent in its reasonable discretion.

             "Non-GAAP Financials" means any financial statements delivered to the Lenders in compliance with Section 8.1 which are expressed to be not in accordance with GAAP.

             "Notes" means the notes evidencing the Loans in the form of Exhibit A.

             "Obligations" means all obligations, Liabilities and Indebtedness for principal amount of all debts, claims and indebtedness (whether incurred before or after the Maturity Date), accrued and unpaid interest (including all interest that accrues after the commencement of any case or proceeding by or against any Borrower in bankruptcy, whether or not allowed in such case or proceeding) and all fees, costs and expenses now and/or from time to time hereafter owing, due or payable at any time by any Borrower to the Agent or any Lender.

             "Officer" means the president, chief executive officer, chief financial officer, treasurer, general partner (if an individual), managing member (if an individual) or other individual appointed by the Governing Body or the Organizational Documents of a corporation, partnership, trust or limited liability company to serve in a similar capacity as the foregoing.

             "Officer's Certificate", as applied to any Person that is a corporation, partnership, trust or limited liability company, means a certificate executed on behalf of such Person by one or more Officers of such Person or one or more Officers of a general partner or a managing member if such general partner or managing member is a corporation, partnership, trust or limited liability company.

             "Organizational Documents" means the documents (including Bylaws, if applicable) pursuant to which a Person that is a corporation, partnership, trust or limited liability company is organized.

             "Patent License" means rights under any written agreement now owned or hereafter acquired by any Person granting any right with respect to any invention on which a Patent is in existence.

             "Patents" means all of the following in which any Person now holds or hereafter acquires any interest: (a) all letters patent of the United States or of any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or of any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State, or any other country, and (b) all reissues, continuations, continuations-in-part or extensions thereof.

             "Payor" means any person who bears a responsibility or obligation to pay part or all of an Account, whether such responsibility or obligation is absolute or conditional and shall include insurance companies, government agencies and natural persons.

             "Permitted Encumbrances" means the following types of Liens: (a) Liens (other than Liens relating to Environmental Claims or ERISA) for taxes, assessments or other governmental charges not yet due and payable; (b) statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen and other similar liens imposed by law, which are incurred in the ordinary course of business for sums not more than thirty (30) days delinquent; (c) Liens incurred in connection with the grant of Cash or Cash Equivalents collateral by any Borrower to secure the issuance of a Letter of Credit; (d) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money); (e) easements, rights-of-way, restrictions, and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of any Borrower; (f) Liens set forth on Schedule 5.10; and (g) Liens on the Borrowers' and their Subsidiaries' product inventory and receivables securing Indebtedness under the New Revolver.

             "Permitted Refinancing" means, with respect to any Indebtedness, any extension, refinancing, renewal, replacement or refunding (each a "refinancing") of such Indebtedness, so long as such refinancing does not result in any (a) increase in the aggregate principal amount of, or the interest rate on, the Indebtedness being refinanced, (b) shorten the final maturity or average life to maturity of, or require any payment of principal or interest to be made earlier than the date originally scheduled on, the Indebtedness being refinanced, (c) change any event of default or add any covenant with respect to the Indebtedness being refinanced in a manner adverse to the Borrowers, or (d) change or amend any other term if such change or amendment would materially increase the obligations of the obligor or confer additional material rights on the holder of the Indebtedness being refinanced in a manner adverse to any Borrower, any of its Subsidiaries or any Lender.

             "Person" means any individual, firm, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

             "PIK" has the meaning given thereto in the definition of Interest Rate.

             "Projections" means Borrowers' forecasted consolidated profit and loss statements. The Projections are attached hereto as Exhibit D.

             "Property" means any interest of any kind in property or assets, whether real, personal or mixed, and whether tangible or intangible.

             "Quarterly Financial Statements" means the financial statements delivered pursuant to paragraph (c) of Section 8.1.

             "Real Property" means any estates or interests in real property now owned or hereafter acquired by any Borrower and the improvements thereto.

             "Reportable Event" means an event described in Section 4043 of ERISA (other than an event not subject to the provision for 30-day notice to the PBGC under the regulations promulgated under such Section).

             "Required Lenders" means, at any time, the Lenders of more than 50% in principal amount of the Loans at the time outstanding.

             "Requirements of Law" means as to any Person, provisions of the Certificate of Incorporation and Bylaws or other organizational or governing documents of such Person, or any law, statute, treaty, code, rule, regulation, right, privilege, qualification, license or franchise or determination of an arbitrator or a court or other Governmental Authority, in each case applicable or binding upon such Person or any of such Person's business or property or to which such Person or any of such Person's business or property is subject or pertaining to any or all of the transactions contemplated or referred to herein.

             "Restatement Date" means the date Vitesse files with the SEC its restated financial statements for the year end December 31, 2005.

             "Restricted Junior Payment" means: (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of Stock of any Borrower now or hereafter outstanding, except a Stock dividend; (b) any prepayment of principal of, premium, if any, or interest on, or any redemption, retirement, defeasance, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Subordinated Indebtedness or any shares of any class of Stock of any Borrower now or hereafter outstanding;
(c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Stock of any Borrower now or hereafter outstanding; and (d) any payment by a Borrower or any of its Subsidiaries of any management fees or similar fees to any Affiliate, whether pursuant to a management agreement or otherwise.

             "SEC Reports" with respect to any Person shall mean all forms, reports, statements and other documents (including exhibits, annexes, supplements and amendments to such documents) required to be filed by it, or sent or made available by it to its security holders, under the Exchange Act, the Securities Act, any national securities exchange or quotation system or comparable Governmental Authority.

             "Second Amended and Restated Loan Agreement" has the meaning given thereto in the recitals hereof.

             "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations thereunder as the same shall be in effect at the time.

             "Security Agreement" shall mean the Security Agreement of the Borrowers in favor of the Collateral Agent for the benefit of the Secured Parties (as defined therein) in the form of Exhibit E, as amended from time to time.

             "Software" means all "software" as such term is defined in the UCC, now owned or hereafter acquired by any Borrower, other than software embedded in any category of Goods, including all computer programs and all supporting information provided in connection with a transaction related to any program.

             "Solvent" means, with respect to the Borrowers on a consolidated basis, that (a) the assets and the property of the Borrowers exceed the aggregate Liabilities of such Borrowers, (b) after giving effect to the transactions contemplated by this Agreement and the other Loan Documents, the Borrowers will not be left with unreasonably small capital, and (c) after giving effect to the transactions contemplated by this Agreement, the Borrowers are able to both service and pay their Liabilities as they mature (other than Liabilities under the Subordinated Notes to the extent such Liabilities mature before their 2024 stated maturity as a result of any acceleration, conversion, call for redemption or equivalent provision).

             "Stock" means all shares, options, warrants, general or limited partnership interests, membership interests or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common Stock, preferred Stock or any other "equity security" (as such term is defined in Rule 3al1-1 of the General Rules and Regulations promulgated by the Commission under the Securities Act).

             "Subordinated Indebtedness" means all Indebtedness owing by any Borrower under the Subordinated Notes and all other Indebtedness that is subordinated in right of payment to the Obligations.

             "Subordinated Notes" means those certain 1.50% Convertible Subordinated Debentures due 2024 issued by Vitesse in an aggregate principal amount not to exceed $96,700,000.

             "Subsidiary" means, with respect to any Person at any date, any corporation, limited liability company, limited or general partnership, trust, estate, association, joint venture or other business entity (a) the accounts of which would be consolidated with those of such Person in such Person's consolidated financial statements if such financial statements were prepared in accordance with GAAP or (b) of which more than fifty percent (50%) of (i) outstanding shares of stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors other managing body of such Person, (ii) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (iii) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or in directly through one or more intermediaries, by such Person.

             "Tax" and "Taxes" mean any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code ss. 59A), customs duties, capital Stock, franchise profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on-minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

             "Tax Liabilities" shall have the meaning ascribed to such term in
Section 2.12.

             "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

             "Term Loan A" shall have the meaning set forth in the recitals hereof.

             "Term Loan A Yield Enhancement Fee" shall have the meaning set forth in Section 2.6.

             "Term Loan B" shall have the meaning set forth in Section 2.1(b).

             "Term Loan B Advance" shall have the meaning set forth in Section 2.1(b).

             "Term Loan B Advance Date" means the date upon which the Lenders make the Term Loan B Advance.

             "Term Loan B Commitment Expiration Date" means July 4, 2006.

             "Term Loan B Yield Enhancement Fee" shall have the meaning set forth in Section 2.6.

             "Third Amended and Restated Loan Agreement" has the meaning given thereto in the recitals hereof.

             "Trademark License" means rights under any written agreement now owned or hereafter acquired by any Person granting any right to use any Trademark.

             "Trademarks" means all of the following now owned or hereafter existing or adopted or acquired by any Person: (a) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which and of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof; (b) all reissues, extensions or renewals thereof; and (c) all goodwill associated with or symbolized by any of the foregoing.

             "Transactions" means the transactions contemplated hereunder and under the other Loan Documents, including the grant of security interests in the Collateral by the Borrowers to the Collateral Agent, and (iii) the payment of all fees and expenses in connection with the foregoing.

             "Treasury Rate" shall mean, in respect of any prepayment, a rate per annum (computed on the basis of actual days elapsed over a year of 360 days) equal to the rate determined by the Agent on the date two Business Days prior to the date of prepayment, to be the yield expressed as a rate listed in The Wall Street Journal for United States Treasury securities having a term ending closest to, but prior to, the Maturity Date.

             "UCC" means the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of New York; provided, that to the extent that the UCC is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the UCC, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Collateral Agent's or any Lender's Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term "UCC" shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

             "Vitesse " means Vitesse Semiconductor Corporation, a Delaware corporation.

             "Wells Fargo Account" means the Restricted Account under and as defined in the Wells Fargo Restricted Account Agreement.

             "Wells Fargo Restricted Account Agreement" means that certain Restricted Account Agreement of even date herewith, between and among Wells Fargo Bank, National Association, Vitesse and the Collateral Agent.

             "Year-End Financial Statements" the financial statements delivered pursuant to paragraph (d) of Section 8.1.

       1.2 Accounting Terms: Financial Statements.

             All accounting terms used herein and not expressly defined in this Agreement shall have the respective meanings given to them in conformance with GAAP. Other than the Non-GAAP Financials or as otherwise disclosed to the Lenders, all financial statements and other information furnished after the date hereof pursuant to this Agreement or the other Loan Documents shall be prepared in accordance with GAAP as in effect at the time of such preparation.

       1.3 Knowledge of the Borrowers.

             All references to the knowledge of the Borrowers or to facts known by the Borrowers shall mean actual knowledge, based on reasonable inquiry, of the chief executive officer or chief financial officer of Vitesse.

                                   Article 2

                              LOANS AND COLLATERAL

       2.1 Loans.

             (a) Term Loan A. Each Lender provided the portion of Term Loan A set forth opposite its name on Annex A hereto at Closing to Borrowers at their direction on the terms and conditions set forth herein. Amounts borrowed under this subsection 2.1(a) and repaid may not be reborrowed.

             (b) Term Loan B. Each Lender severally and not jointly agrees to provide the portion of Term Loan B set forth opposite its name on Annex B hereto to Borrowers at their direction on the terms and conditions set forth herein ("Term Loan B"). Term Loan B shall be funded in cash in one drawing at any time prior to the Term Loan B Commitment Expiration Date (the "Term Loan B Advance"). Amounts borrowed under this subsection 2.1(b) and repaid may not be reborrowed. Borrowers may request the advance of Term Loan B upon the satisfaction of all of the conditions to such Loan set forth in Article 3 upon two business days' written notice.

       2.2 Notes.

             Borrowers executed and delivered to each Lender a Note in respect of Term Loan A and shall execute and deliver to each Lender with appropriate insertions a Note in respect of Term Loan B in the form of Exhibit A. In the event of a permitted assignment, Borrowers shall, upon surrender of a Lender's Note, issue new Notes to reflect the interest held by the assigning Lender and its assignee.

       2.3 Interest.

             The Loans and all other Obligations shall bear interest from the date such Loans are made or such other Obligations become due to the date paid at the Interest Rate. After the occurrence and during the continuance of an Event of Default, the Loans and all other Obligations shall, at the election of the Required Lenders, bear interest at a rate per annum equal to 2.0% plus the applicable Interest Rate (the "Default Rate").

       2.4 Computation and Payment of Interest.

             Interest on the Loans and all other Obligations shall be computed on the daily principal balance on the basis of a three hundred sixty (360) day year for the actual number of days elapsed. In computing interest on any Loan, the date of funding of the Loan or the first day of an Interest Period applicable to such Loan shall be included; and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan shall be excluded; provided that if a Loan is repaid on the same day on which it is made, one (1) day's interest shall be paid on that Loan. Interest on Loans and all other Obligations shall be payable to Lenders quarterly in arrears on each Interest Payment Date and at maturity, whether by acceleration or otherwise. On any Interest Payment Date (other than the Maturity Date or on such other date that all principal amounts of such Loan or Loans shall be due and payable), Borrowers may pay a portion of the cash interest due in the form of PIK interest; provi ded, however, that for each 1.00% per annum of interest that the Borrowers elect not to pay in cash, the Borrowers must pay 1.50% per annum of additional PIK interest; and provided further that for any Interest Period, Borrowers must pay interest in cash at a rate per annum not less than LIBOR for such Interest Period (calculated on a weighted average basis in the event LIBOR has been adjusted during such Interest Period in accordance with the provisions hereof).

       2.5 Interest Laws.

             Notwithstanding any provision to the contrary contained in this Agreement or any other Loan Document, Borrowers shall not be required to pay, and the Lenders shall not be permitted to collect, any amount of interest in excess of the maximum amount of interest permitted by applicable law ("Excess Interest"). If any Excess Interest is provided for or determined by a court of competent jurisdiction to have been provided for in this Agreement or in any other Loan Document, then in such event: (a) the provisions of this subsection shall govern and control; (b) no Borrower shall be obligated to pay any Excess Interest; (c) any Excess Interest that a Lender may have received hereunder shall be, at such Lender's option, (i) applied as a credit against the outstanding principal balance of the Obligations or accrued and unpaid interest (not to exceed the maximum amount permitted by law), (ii) refunded to the payor thereof, or (iii) any combination of the foregoing; (d) the interest rate(s) provided for herein shall be automatically reduced to the maximum lawful rate allowed from time to time under applicable law (the "Maximum Rate"), and this Agreement and the other Loan Documents shall be deemed to have been and shall be, reformed and modified to reflect such reduction; and (e) no Borrower shall have any action against any Lender or the Agent for any damages arising out of the payment or collection of any Excess Interest. Notwithstanding the foregoing, if for any period of time interest on any Obligations is calculated at the Maximum Rate rather than the applicable rate under this Agreement, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on such Obligations shall remain at the Maximum Rate until the Lenders shall have received the amount of interest which Lenders would have received during such period on such Obligations had the rate of interest not been limited to the Maximum Rate during such period.

       2.6 Yield Enhancement Fees.

             At the Closing, the Borrowers paid to each Lender a fee (the "Term Loan A Yield Enhancement Fee") in an amount equal to 4.00% of the principal amount of Term Loan A extended by such Lender. At the advance of the Term Loan B, the Borrower shall pay to each Lender a fee (the "Term Loan B Yield Enhancement Fee") in an amount equal to 4.00% of the principal amount of Term Loan B extended by such Lender. All fees paid pursuant to this Section 2.6 shall be fully earned and nonrefundable as of the date of payment thereof.

       2.7 Payments and Prepayments.

             (a) Borrowers agree jointly and severally to repay the Loans and timely pay all other Obligations in accordance with the terms of this Agreement. The principal amount of the Loans shall be due and payable on the Maturity Date. All payments made by Borrowers with respect to the Obligations shall be made without deduction, defense, setoff or counterclaim. All proceeds remitted to the Lenders shall be credited to the Obligations on the third Business Day following the day such proceeds were received; provided, however, proceeds remitted to the Lenders by wire transfer shall be credited to the Obligations on the first Business Day following the day such proceeds were received. For the purpose of calculating interest payable by Borrowers on the Obligations, all funds shall be deemed received on the first Business Day following the day such proceeds were received.

             (b) To the extent that the Term A Notes have already been issued with terms requiring payment of the principal amount on a date different than the Maturity Date, the terms of the Term A Notes are hereby amended to conform to the provisions of Section 2.7(a). For the sake of clarity, the principal amount of the Term A Notes shall be due and payable on the Maturity Date.

             (c) Borrowers may, at any time upon not less than ten (10) Business Days prior notice to the Agent and the Lenders, prepay the Loans in whole or in part, at 100% of the principal amount so prepaid (including capitalized PIK interest thereon), plus accrued and unpaid interest on the Loans being prepaid, plus the prepayment premium set forth below (the "Prepayment Premium"):




Date of Prepayment                                                   Prepayment Premium

From and after the Closing Date until the day before the second      Make-Whole Amount with respect to the principal
anniversary of the Closing Date                                      amount of the Loans prepaid

From the second anniversary of the Closing Date to the day before    8.00% of the principal amount of the Loans prepaid,
the third anniversary of the Closing Date                            including capitalized PIK interest thereon

From the third anniversary of the Closing Date to July 14, 2010      4.00% of the principal amount of the Loans prepaid, including capitalized PIK interest thereon

From July 15, 2010 to the Maturity Date                              No prepayment premium.



Each such notice shall specify such prepayment date, the aggregate principal amount of the Loans to be prepaid on such date, the principal amount of each Loan owned by such Lender to be prepaid (determined in accordance with Section 2.7(d)), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by an Officer's Certificate of Vitesse as to the estimated Prepayment Premium due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. In respect of prepayments from and after the Closing Date until the day before the second anniversary of the Closing Date, two Business Days prior to such prepayment, the Borrower shall deliver to each Lender and the Agent an Officer's Certificate of Vitesse specifying the calculation of such Make-Whole Amount as of the specified prepayment date.


             (d) Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the payment may be made on the next succeeding Business Day and such extension of time shall be included in the computation of the amount of interest or fees due hereunder.

             (e) With respect to all of the prepayments described above, such prepayments shall be applied pro rata in payment of Term Loan A and Term Loan B and shall be allocated among each Lender's portion of the Loans at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

             (f) If the Loans are accelerated for any reason, including, without limitation, because of default, sale, transfer or encumbrance (including by operation of law or otherwise) or if the Loans are repaid for any reason (including, without limitation, pursuant to a plan of reorganization or otherwise as part of any insolvency, bankruptcy or similar proceeding) following the occurrence of an Event of Default or otherwise and whether or not the Loans are accelerated, the Prepayment Premium above will also be due and payable as though said indebtedness was voluntarily prepaid and shall constitute part of the Obligations, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of the Lenders' lost profits as a result thereof. The Prepayment Premium shall be presumed to be the liquidated damages sustained by the Lenders as the result of the early termination and the Borrowers agree that it is reasonable under the circumstances currently existing. THE BORROWERS EXPRESSLY WAIVE THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW WHICH PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING PREPAYMENT PREMIUM IN CONNECTION WITH ANY SUCH ACCELERATION.

             (g) The Borrowers expressly agree that: (i) the Prepayment Premium provided for herein is reasonable; (ii) the Prepayment Premium shall be payable notwithstanding the then prevailing market rates at the time payment is made;
(iii) there has been a course of conduct between the Lenders and the Borrowers giving specific consideration in this transaction for such agreement to pay the Prepayment Premium; and (iv) the Borrowers shall be estopped hereafter from claiming differently than as agreed to in this paragraph. The Borrowers expressly acknowledge that their agreement to pay the Prepayment Premium to the Lenders as herein described is a material inducement to the Lenders to make the Loans.


       2.8 Term of this Agreement.

             This Agreement shall be effective until the Maturity Date. The Commitment shall terminate (unless earlier terminated pursuant to the terms hereunder) upon the Maturity Date and all Obligations (including interest accrued thereon) shall become immediately due and payable without notice or demand. Notwithstanding any termination, until all Obligations have been fully paid and satisfied, the Collateral Agent shall be entitled to retain security interests in and liens upon all Collateral, and even after payment of all Obligations hereunder, Borrowers' obligation to indemnify the Agent and the Lenders in accordance with the terms hereof shall continue.

       2.9 Financial Accounting Positions; Tax Reporting.

             Each of the parties hereto agrees to take reporting and other positions with respect to the Loans which are consistent with the purchase price of the Loans set forth herein for all financial accounting purposes, unless otherwise required by applicable GAAP, Commission rules or other Requirements of Laws.

       2.10 Grant of Security Interest.

             To secure the payment and performance of the Obligations, including all renewals, extensions, restructurings and refinancings of any or all of the Obligations, Borrowers are granting to the Collateral Agent for the benefit of the Secured Parties (as defined in the Security Agreement) pursuant to the Security Agreement, and other Loan Documents, a continuing security interest in, lien and mortgage in and to and collateral assignment of the Collateral.

       2.11 Borrowers Remain Liable.

             Anything herein to the contrary notwithstanding: (a) Borrowers shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of their duties and obligations thereunder to the same extent as if this Agreement or the other Loan Documents had not been executed; (b) the exercise by the the Agent or the Lenders of any of their respective rights under this Agreement or the other Loan Documents shall not release Borrowers from any of their duties or obligations to the parties under the contracts and agreements included in the Collateral; (c) neither the Agent nor any Lender shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement or the other Loan Documents, neither the Agent nor any Lender shall be obligated to perform any of the obligations or duties of Borrowers thereunder or to take any action to collect or enforce any claim for payment assigned under this Agree ment or the other Loan Documents; and (d) neither Agent nor any Lender shall have any liability in contract or tort for Borrowers' acts or omissions.

       2.12 Certain Floating Rate Loan Provisions.

             (a) Any and all payments or reimbursements made hereunder shall be made free and clear of and without deduction for any and all taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto (all such taxes, levies, imposts, deductions, charges or withholdings and all liabilities with respect thereto referred to herein as "Tax Liabilities"; excluding, however, taxes imposed on the net income of a Lender by the jurisdiction under the laws of which such Lender is organized or doing business or any political subdivision thereof and taxes imposed on its net income by the jurisdiction of such Lender's applicable lending office or any political subdivision). If Borrowers shall be required by law to deduct any such Tax Liabilities from or in respect of any sum payable hereunder to Lenders, then the sum payable hereunder shall be increased as may be necessary so that, after making all required deductions, each Lender receives an amount equal to the sum it would ha ve received had no such deductions been made.

             (b) Notwithstanding any other provision of this Agreement, if after the date of this Agreement any change in Applicable Law or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to any Lender of the principal of or interest or Prepayment Premium on any Loan or any fees, expenses or indemnities payable hereunder (other than changes in respect of taxes imposed on the overall net income of such Lender by the United States or the jurisdiction in which such holder has its principal office or by any political subdivision or taxing authority therein), or shall impose, modify or deem applicable any reserve, special deposit or similar requirements against assets of, deposits with or for the account of or credit extended by any Lender or shall impose on such Lender or the London interbank market any other condition affecting this Agree ment or Loans extended by such Lender and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan or to reduce the amount of any payment received or receivable by such Lender hereunder or under any of the Loan Documents (whether of principal, interest, Prepayment Premium or otherwise), then the Borrowers agree to pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

             (c) If any Lender shall have determined that the adoption after the date hereof of any law, rule, regulation, agreement or guideline regarding capital adequacy, or any amendment or modification after the date hereof to or of any such law, rule, regulation, agreement or guideline (whether such law, rule, regulation, agreement or guideline had been originally adopted before or after the date hereof) or any change after the date hereof in the interpretation or administration of any such law, rule, regulation, agreement or guideline by any Governmental Authority charged with the interpretation or administration thereof, or compliance by such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any Governmental Authority has or would have the effect of reducing the rate of return on such Lender's capital as a consequence of the Loans extended pursuant hereto to a level below that which such Lender could have achieved but for such applicability, a doption, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy), then from time to time the Borrowers agree to pay to such Lender such additional amount or amounts as will compensate such holder for any such reduction suffered.

             (d) A certificate of any Lender setting forth in reasonable detail the amount or amounts necessary to compensate such Lender as specified in clause
(b) or (c) above shall be delivered to the Borrowers and shall be conclusive absent manifest error. The Borrowers agree to pay such Lender the amount shown as due on any such certificate within five Business Days after its receipt of the same.

             (e) If any Lender is funding any portion of its Loans through a credit agreement, line of credit or other loan arrangement ("Funding Source Agreement") which contains provisions similar to those set forth in this Section
2.12 and such Lender is required by the terms of such Funding Source Agreement to pay to one or more lenders under such Funding Source Agreement increased amounts similar to those payable under Section 2.12(b) or (c), then the Borrowers shall promptly pay to such Lender, such additional amount or amounts as may be necessary to compensate such Lender for the increased amounts payable under such Funding Source Agreement. Such Lender may assume for purposes of apportioning such increased amounts that the Loans extended hereunder by such Lender were funded entirely by borrowings under such Funding Source Agreement.

             (f) The provisions of this Section 2.12 shall remain operative and in full force and effect regardless of the occurrence of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of any Lender.

       2.13 Closing.

             The funding of Term Loan A (the "Closing") occurred on June 7, 2006 (the "Closing Date"). The Term Loan B Advance will occur on the Term Loan B Advance Date. The Notes evidencing the Term Loan B will be delivered to the Lenders on the Term Loan B Advance Date.

       2.14 Obligation of the Lenders.

             The Borrowers hereby acknowledge and agree that no Lender shall have any obligation to extend Term Loan B or otherwise consummate the transactions contemplated by this Agreement (i) if any of the conditions described in Section 3 have not been satisfied to such Lender's satisfaction at or prior to the Term Loan B Advance Date, and (ii) in any event, if any of the conditions described in Section 3 have not been satisfied to such Lender's satisfaction at or prior to the Term Loan B Commitment Expiration Date.

Article 3

CONDITIONS TO THE LOANS

             The obligation of each Lender to make the Loans (including the Term Loan B Advance) and to perform any obligations hereunder shall be subject to the reasonable satisfaction as determined by, or waived by, the Lenders of the following conditions on or before the Closing Date or the Term Loan B Advance Date (as applicable):

       3.1 Representations and Warranties.

             The representations and warranties of the Borrowers contained in
Article 5 hereof shall be true and correct in all material respects at and as of the date hereof and the Closing Date, and the Term Loan B Advance Date (as applicable) as if made at and as of such dates except for representations and warranties made as of a specific date which shall be true and correct in all material respects as of such specific date, and the Agent and the Lenders shall have received as of the Closing (or the Term Loan B Advance Date, as applicable) certificates to the foregoing effect, dated the Closing Date (or Term Loan B Advance Date, as applicable) and executed by the Chief Executive Officer of each of the Borrowers in the form of Exhibit C.

       3.2 Compliance with this Agreement.

             The Borrowers shall each have performed and complied in all material respects with all of their agreements and conditions set forth or contemplated herein that are required to be performed or complied with by the Borrowers and the Agent and the Lenders shall have received at the Closing certificates to the foregoing effect, dated the Closing Date (or Term Loan B Advance Date, as applicable), and executed by the Chief Executive Officer of each of the Borrowers in the form of Exhibit C.

       3.3 Secretary's Certificates.

             The Agent and the Lenders shall have received certificates from each of the Borrowers, dated the Closing Date and signed by the Secretary or an Assistant Secretary of each Borrower, certifying (a) that the copies of the Certificates of Incorporation and Bylaws of such Borrower as the case may be, and resolutions of the Board of Directors of such Borrower, as the case may be, approving the Loan Documents to which it is a party and the transactions contemplated hereby and thereby are all true, complete and correct and remain unamended and in full force and effect, and (b) the incumbency and specimen signature of each officer of each Borrower executing any Loan Document.

       3.4 Documents.

             The Agent and the Lenders shall have received true, complete and correct copies of such agreements, schedules, exhibits, certificates, documents, financial information and filings as they may reasonably request in connection with or relating to the Transactions, all in form and substance reasonably satisfactory to the Agent.

       3.5 Payment of Fees and Expenses.

             The Borrowers shall have paid on or before the Closing Date or the Term Loan B Advance Date, as applicable, (a) each Lender's and the Agent's expenses required to be paid pursuant hereto, including the fees, charges and disbursements of such Lender's or the Agent's counsel to the extent reflected in a statement rendered to the Borrowers at least one Business Day prior to the Closing Date, and (b) the Term Loan A Yield Enhancement Fee or Term Loan B Yield Enhancement Fee, as applicable.

       3.6 Opinion of Counsel

             The Agent and the Lenders shall have received opinions of outside counsel to the Delaware incorporated Borrowers, dated as of the Closing Date, relating to the transactions contemplated by or referred to herein, containing customary assumptions, exceptions and qualifications, in form and substance reasonably acceptable to the Lenders.

       3.7 Approval of Counsel to the Agent.

             All actions and proceedings hereunder and all agreements, schedules, exhibits, certificates, financial information, filings and other documents required to be delivered by any Borrower hereunder or in connection with the consummation of the transactions contemplated hereby, and all other related matters, shall have been in form and substance reasonably acceptable to Milbank, Tweed, Hadley & McCloy, LLP, counsel to the Agent, in its reasonable judgment (including, without limitation, the opinions of counsel referred to in Section 3.6).

       3.8 Consents and Approvals.

             All consents, exemptions, authorizations of, or other actions by, or notices to, or filings with, all Governmental Authorities and other Persons in respect of all Requirements of Law and with respect to those Contractual Obligations of the Borrowers necessary in connection with the execution, delivery or performance (including, without limitation, approvals, if necessary, of the Borrowers' stockholders and debtholders for the Loan Documents and the payment of interest on the Loans) by the Borrowers shall have been made or obtained and be in full force and effect, and the Agent and the Lenders shall have been furnished with appropriate evidence thereof, and all waiting periods shall have lapsed without extension or the imposition of any conditions or restrictions.

       3.9 Collateral Documents.

             The Security Agreement, Investment Property Control Agreements, any landlord or warehouse waivers, consents from licensors under Licenses, and all other collateral filings deemed necessary by the Collateral Agent in its sole and absolute discretion shall have been executed and delivered to the Collateral Agent. Without limiting the generality of the foregoing, Borrowers acknowledge that the Agent and the Lenders require (a) Investment Property Control Agreements on all deposit accounts and accounts holding Investment Property identified in Part I of Schedule 3.9 hereto, (b) waivers from all warehousemen and consignees holding inventory identified in Part II of Schedule 3.9 hereto and (c) consents and nondisturbance agreements from all lessors of the Real Property identified in Part III of Schedule 3.9 hereto; provided, however, that the Agent and the Lenders agree that (x) waivers from warehousemen, consignees and lessors; (y) Investment Property Control Agreements identified in a side-letter d elivered by the Agent to Borrowers at Closing and (z) registrations of foreign patents and trademarks shall not be conditions to the advance of Term Loan A. Solely with respect to the Term Loan B Advance, (A) the Borrowers shall have executed and delivered to the Collateral Agent the Colorado Mortgage and shall have delivered an opinion of counsel with respect thereto reasonably satisfactory to the Collateral Agent, and (B) Vitesse and Wells Fargo Bank, National Association shall have executed and delivered the Wells Fargo Restricted Account Agreement in form and substance satisfactory to the Collateral Agent, and the Collateral Agent shall have been furnished with evidence satisfactory to it that (i) any remaining proceeds of Term Loan A shall have been deposited in such account and (ii) the proceeds of Term Loan B shall be deposited in such account.

       3.10 Projections.

             With the consent of the Borrowers, the Borrowers shall have delivered to the Agent and the Lenders as of the Closing Date the Projections in form and substance reasonably satisfactory to the Agent and the Lenders.

       3.11 Good Standing Certificates.

             The Borrowers shall have delivered to the Agent and the Lenders, good standing certificates for each Borrower for its jurisdiction of incorporation and all other material jurisdictions where it does business.

       3.12 No Litigation.

             No action, suit or proceeding before any court or any Governmental Authority shall have been commenced or, to the Borrowers' knowledge, threatened, no investigation by any Governmental Authority shall have been commenced and no action, suit or proceeding by any Governmental Authority shall, to the Borrowers' knowledge, have been threatened against any Borrower (a) seeking to restrain, prevent or change the transactions contemplated hereby or questioning the validity or legality of any of such transactions, or (b) which could reasonably be expected to result in a Material Adverse Effect (except to the extent specifically previously disclosed to Agent and the Lenders on or prior to the Closing Date which exceptions for the avoidance of doubt shall include any action, suit or proceeding which is linked to or results or follows from any such specific prior disclosed action, suit or proceeding).

       3.13 [Intentionally Omitted].

       3.14 Solvency Certificate; Insurance Certificates.

             On the Closing Date, the Agent and the Lenders shall have received:

             (a) a solvency certificate from the Chief Financial Officer in the form of Exhibit F; and

             (b) evidence of insurance, in an amount and form reasonably acceptable to the Agent, for the business and properties of the Borrowers and its Subsidiaries.

       3.15 Fees, Etc.

             On the Closing Date, the Borrowers shall have paid to the Agent and the Lenders all reasonable out of pocket costs, fees and expenses (including, without limitation, reasonable legal fees and expenses) payable to the Agent and the Lenders to the extent then due.

       3.16 [Intentionally Omitted].

       3.17 No Material Adverse Effect

             No event or series of events has occurred subsequent to June 5, 2006 which singularly or as a whole reasonably can be expected to result in a Material Adverse Effect.

       3.18 [Intentionally Omitted].

       3.19 Collateral

             The Collateral Agent shall hold a perfected first priority lien or security interest on all the Collateral, subject only to Permitted Encumbrances; provided, however, that (i) a perfected security interest on foreign patents;
(ii) any local perfection required in respect of the assets of Vitesse International, Inc. and (iii) possession by the Collateral Agent of stock certificates in respect of interests of any Borrower in any of its Subsidiaries shall not be conditions to Term Loan A.

                                   Article 4

                        BORROWERS' CONDITIONS TO CLOSING

             The obligations of the Borrowers to close the Transaction and to perform their other respective obligations hereunder relating thereto shall be subject to the reasonable satisfaction (as determined by, or waived by, the Borrowers) of the following conditions on or before the Closing Date:

       4.1 Representations and Warranties.

             The representations and warranties of the Lenders contained in
Article 6 shall be true and correct in all material respects at and as of the date hereof and the Closing Date as if made at and as of such dates.

       4.2 Compliance with this Agreement.

             The Lendesr shall have performed and complied in all material respects with all of the agreements and conditions set forth or contemplated herein that are required to be performed or complied with by the Lenders on or before the Closing Date.

Article 5

REPRESENTATIONS AND WARRANTIES OF THE BORROWERS

             The Borrowers hereby jointly and severally represent and warrant to the Agent and the Lenders as of the Closing Date and the Term Loan B Advance Date as follows:

       5.1 Organization and Powers.

             Except as set forth on Schedule 5.1, each of the Borrowers is a corporation or limited liability company, as applicable, duly organized or formed, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and qualified to do business in all states where such qualification is required except those states in which a failure to be so qualified is not reasonably expected to have a Material Adverse Effect. Each of the Borrowers has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted and to enter into each Loan Document.

       5.2 Capitalization.

             (a) The authorized capital Stock of each of the Borrowers and each Subsidiary is as set forth on Schedule 5.2. All issued and outstanding shares of capital Stock of each of the Borrowers are duly authorized and validly issued, fully paid, nonassessable, free and clear of all Liens other than Permitted Encumbrances, and such shares were issued in compliance with all applicable state and federal laws concerning the issuance of securities. The capital Stock of each of the Borrowers other than Vitesse is owned by the equityholders and in the amounts set forth on Schedule 5.2. No shares of the capital Stock of any Borrower (other than Vitesse), other than those described above, are issued and outstanding. There are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from any Borrower (other than Vitesse), of any shares of capital Stock except as set forth in Schedule 5.2.

             (b) On the Closing Date, except for the Subordinated Notes and stock options and purchase rights set forth on Schedule 5.2, there will be no outstanding securities convertible into or exchangeable for shares of Vitesse capital Stock or options, warrants or other rights to purchase or subscribe for shares of Vitesse capital Stock or contracts, commitments, agreements, understandings or arrangements of any kind to which Vitesse or another Borrower is a party relating to the issuance of any shares of capital Stock of Vitesse or a Borrower.

       5.3 Authorization of Borrowing; No Conflict.

             Each Borrower has the corporate power and authority to incur the Obligations and to grant Liens on the Collateral. This Agreement is, and the other Loan Documents when executed and delivered will be, the legally valid and binding obligations of the applicable Borrowers, each enforceable against the applicable Borrower in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, reorganization, moratorium and similar laws relating to or affecting creditors rights generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). The execution, delivery and performance by each Borrower of each Loan Document to which it is or will be a party and the consummation of the transactions contemplated hereby and thereby: (a) has been duly authorized by all necessary corporate, and if required, stockholder action;
(b) do not and will not contravene or violate the terms of the Certificate of In corporation or Bylaws of such Borrower, as the case may be, as amended to date or any Requirement of Law applicable to such Borrower, as the case may be, or any of its assets, business or properties; (c) do not and will not (i) conflict with, contravene, result in any violation or breach of or default under any material Contractual Obligation (with or without the giving of notice or the lapse of time or both), (ii) create in any other Person a right or claim of termination or amendment of any material Contractual Obligation of such Borrower, as the case may be, or (iii) require modification, acceleration or cancellation of any material Contractual Obligation, and (d) do not and will not result in the creation of any Lien (or obligation to create a Lien) against any property, asset or business of any Borrower other than in favor of the Collateral Agent. The Security Agreement created a legal, valid and effective first priority Lien on the Collateral pledged by the Borrowers to the Collateral Agent, subject o nly to Permitted Encumbrances.

       5.4 Governmental Authorization; Third Party Consents.

             Except as set forth on Schedule 5.4, no approval, consent, compliance, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person in respect of any material Requirement of Law or Contractual Obligation, and no lapse of a waiting period under a Requirement of Law or Contractual Obligation, is necessary or required in connection with the execution, delivery or performance by (including, without limitation, the payment of interest on the Notes) any Borrower of the Loan Documents to which it is a party or the consummation of the transactions contemplated hereby or thereby.

       5.5 Projections.

             Except as set forth on Schedule 5.5 and save for the Non-GAAP Financials and the Projections, all financial statements concerning Borrowers and their Subsidiaries which will hereafter be furnished by Borrowers to the Agent and the Lenders pursuant to this Agreement have been or will be prepared in accordance with GAAP consistently applied throughout the periods involved (except as disclosed therein). Unless otherwise disclosed to the Lenders, all financial statements concerning Borrowers and their Subsidiaries which will hereafter be furnished by Borrowers to the Agent and the Lenders pursuant to this Agreement do or will present fairly the financial condition of the corporations covered thereby as at the dates thereof and the results of their operations for the periods then ended. The Projections delivered and to be delivered have been and will be prepared by Borrowers in light of the past operations of the business of Borrowers and their Subsidiaries, and such Projections represent and will represent the reasonable estimate of Borrowers and their senior management concerning the course of their business as of the date such Projections are prepared and delivered. The Fiscal Year end of each Borrower is September 30 in each year, and the first, second and third Fiscal Quarters of Borrower end on December 31, March 30 and June 30, respectively, in each year.

       5.6 Indebtedness.

             As of the Closing Date, no Borrower or any of its Subsidiaries has
(a) any Indebtedness except as reflected on Schedule 5.6; or (b) any material Liabilities other than as reflected on the most recent financial statements delivered to the Agent and the Lenders or as incurred in the ordinary course of business following the date of the most recent financial statements delivered to the Agent and the Lenders.

       5.7 Account Warranties.

             Except as set forth on Schedule 5.7, each Borrower represents, warrants and covenants as to each Account that, at the time of its creation, the Account is a valid, bona fide account, representing an undisputed indebtedness incurred by the named Account Debtor for goods actually sold and delivered or for services completely rendered; to the knowledge of the Borrowers, there are no setoffs, offsets or counterclaims, genuine or otherwise outside of the ordinary course of business, against the Account; to the knowledge of the Borrowers, the Payor on such Account is not an Affiliate of a Borrower; such Account has not arisen from a consignment, sale or return or a bill and hold transaction; no agreement exists permitting any deduction or discount (other than the discount stated on the invoice); a Borrower is the lawful owner of the Account and has the right to assign the same to Collateral Agent, for the benefit of itself and the Secured Parties (as defined in the Security Agreement); the Account is free of all security interests, liens and encumbrances other than Permitted Encumbrances, and the Account is due and payable in accordance with its terms.

       5.8 Names.

             Schedule 5.8 sets forth (a) all names, trade names, fictitious names and business names under which each Borrower currently conducts business or has at any time during the past five years conducted business, and (b) the federal employer identification number and organizational number of each Borrower.

       5.9 Locations.

             Schedule 5.9 sets forth the location of each Borrower's principal place of business, the location of each Borrower's books and records, the location of all other offices of each Borrower and all locations of tangible Collateral, and such locations are each Borrower's sole locations for its business and the tangible Collateral.

       5.10 Title to Properties; Liens.

             Each Borrower and each of its Subsidiaries has good, sufficient and legal title, subject to Permitted Encumbrances, to all its respective material properties and assets. Except for Permitted Encumbrances, all such properties and assets (including the Collateral) are free and clear of Liens. To the knowledge of Borrowers and except as set forth on Schedule 5.10, there are no actual, threatened or alleged defaults with respect to any leases of real property under which any Borrower or any of its Subsidiaries is lessee or lessor which could reasonably be expected to result in a Material Adverse Effect.

       5.11 Litigation; Adverse Facts.

             Except as set forth on Schedule 5.11, as of the Closing Date, there are no judgments outstanding against any Borrower or affecting any property of any Borrower that could reasonably be expected to have a Material Adverse Effect, nor is there any action, charge, claim, demand, suit, proceeding, petition, governmental investigation or arbitration now pending or, to the best knowledge of Borrowers, threatened against or affecting any Borrower or any property of any Borrower which could reasonably be expected to result in any Material Adverse Effect.

       5.12 Payment of Taxes.

             Except as set forth on Schedule 5.12, all material Tax Returns and reports of each Borrower and each of its Subsidiaries required to be filed by any of them have been timely filed, and all Taxes, assessments, fees and other governmental charges upon such Persons and upon their respective properties, assets, income and franchises which are shown on such returns as due and payable have been paid when due and payable. As of the Closing Date, none of the United States income Tax Returns of any Borrower or any of its Subsidiaries are under audit. Except as set forth on Schedule 5.12, to the knowledge of Borrowers, no material Liens have been filed and no claims are being asserted with respect to any such Taxes. The charges, accruals and reserves on the books of each Borrower and each of its Subsidiaries in respect of any Taxes or other governmental charges are in accordance with GAAP.

       5.13 Performance of Agreements.

             Except as set forth on Schedule 5.13, none of the Borrowers and none of their respective Subsidiaries is in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation of any such Person, and to the knowledge of Borrowers, no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default that could reasonably be expected to have a Material Adverse Effect.

       5.14 Employee Benefit Plans.

             Each Borrower, each of its Subsidiaries and each ERISA Affiliate is in compliance in all material respects with all applicable provisions of ERISA, the Code and all other applicable laws and the regulations and interpretations thereof with respect to all Employee Benefit Plans. No material liability has been incurred by any Borrower, any of its Subsidiaries or any ERISA Affiliate which remains unsatisfied for any funding obligation, taxes or penalties with respect to any Employee Benefit Plan.

       5.15 Intellectual Property.

             Each Borrower and each of its Subsidiaries owns, is licensed to use or otherwise has the right to use, all Intellectual Property used in or necessary for the conduct of its Business as currently conducted. As of the Closing Date, all such Intellectual Property is identified (to the extent identifiable) on Schedule 5.15 (other than Intellectual Property license agreements of which none of the Borrowers or any of their Subsidiaries have up to date records), and as of the Term Loan B Advance Date all such Intellectual Property is identified (to the extent identifiable) on Schedule 5.15 (other than license agreements with vendors permitting the use of Intellectual
Property in connection with the development with such vendors of Vitesse technology, of which in the ordinary course Vitesse does not have accurate records). To the knowledge of Borrowers, no Borrower is infringing on any patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, franchises, licenses, any rights with respect to the foregoing, or any other Intellectual Property rights of others which individually or collectively could reasonably be expected to result in a Material Adverse Effect on any Borrower and no Borrower is aware of any material infringement by others of any such rights owned by any Borrower, except as shown on Schedule 5.15.

       5.16 Broker's Fees.

             No broker's or finder's fee or commission will be payable by any Borrower with respect to any of the transactions contemplated hereby, except for Lehman Brothers Inc., the fees and expenses of which will be paid by Vitesse.

       5.17 Title to Real Property.

             All Real Property leased by the Borrowers is correctly set forth on
Schedule 5.17. Except as set forth on Schedule 5.17, each Borrower has a valid leasehold interest in all its leased Real Property. Except as set forth on
Schedule 5.17, the leased Real Property used in connection with the Business, are used and operated in material compliance and conformity with all Contractual Obligations and Requirements of Law, except to the extent that the failure so to comply could not have a Material Adverse Effect. Each lease relating to leased Real Property used in connection with the Business is in full force and effect and each Borrower thereto enjoys peaceful and undisturbed possession thereunder. There is no material default on the part of any Borrower or event or condition which (with notice or lapse of time, or both) would constitute a material default on the part of any Borrower to any such lease under any such lease that could reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 5.17, there are no actions, suits or proceedings pending or, to the knowledge of the Borrowers, threatened against the leased Real Property used in connection with the Business, at law or in equity, before any arbitrator, federal, state, municipal or governmental department, commission, board, bureau, agency or instrumentality which would in any way affect title to such leased Real Property.

       5.18 Environmental Compliance.

             Each Borrower has been and is currently in compliance in all material respects with all applicable Environmental Laws, including obtaining and maintaining in effect all permits, licenses or other authorizations required by applicable Environmental Laws. There are no Environmental Claims pending or, to the knowledge of the Borrowers, threatened against any Borrower or relating to any real property currently or formerly owned, leased or operated by any Borrower that could reasonably be expected to have a Material Adverse Effect.

       5.19 Solvency.

             The Borrowers on a consolidated basis are Solvent. There is no material fact known to any Borrower that has or could have a Material Adverse Effect and that has not been fully disclosed herein or in such other documents, certificates and statements furnished to the Agents and the Lenders for use in connection with the transactions contemplated hereby.

       5.20 Disclosure.

             No representation or warranty of any Borrower, any of its Subsidiaries or any other Borrower contained in this Agreement, the financial statements, or the other Loan Documents contains any untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not materially misleading in light of the circumstances in which the same were made. The Projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by such Persons to be reasonable at the time made, it being recognized by the Agent and the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There is no material fact known to any Borrower that has had or will have a Material Adverse Effect and that has not been disclosed her ein or in such other documents, certificates and statements furnished to the Agent and the Lenders for use in connection with the transactions contemplated hereby.

       5.21 Insurance.

             Each Borrower and each of its Subsidiaries maintains insurance policies for public liability, property damage for its business and properties, and business interruption, no notice of cancellation has been received with respect to such policies and each Borrower and each of its Subsidiaries is in compliance in all material respects with all conditions contained in such policies. All such policies will remain in full force and effect and will not in any way be affected by, or terminate or lapse by reason of any of the transactions contemplated hereby.

       5.22 Compliance with Laws.

             Except as set forth on Schedule 5.22, to the knowledge of the Borrowers, no Borrower or any of its Subsidiaries is in violation of any law, ordinance, rule, regulation, order, policy, guideline or other Requirement of Law of any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the conduct of its business or the ownership of its properties reasonably likely to result in a Material Adverse Effect, including, without limitation, any violation relating to any use, release, storage, transport or disposal of any Hazardous Material, which violation would subject any Borrower or any of its Subsidiaries, or any of its officers to criminal liability or have a Material Adverse Effect, and no such violation has been alleged.

       5.23 Bank and Investment Property Accounts.

             Schedule 5.23 sets forth the account numbers and locations of all bank accounts and each account in which Investment Property of any Borrower and any of its Subsidiaries is held. As of the Closing Date, the Borrowers' and their Subsidiaries' accounts with Bank of America have a principal balance of not more than $350,000 in aggregate.

       5.24 Subsidiaries.

             Borrowers have no Subsidiaries other than as set forth on Schedule 5.24.

       5.25 Employee Matters.

             Except as set forth on Schedule 5.25, (a) no Borrower nor any of such Borrower's employees is subject to any collective bargaining agreement, (b) no petition for certification or union election is pending with respect to the employees of any Borrower and no union or collective bargaining unit has sought such certification or recognition with respect to the employees of any Borrower and (c) there are no strikes, slowdowns, work stoppages or controversies pending or, to the knowledge of Borrowers, threatened between any Borrower and its respective employees (other than employee grievances arising in the ordinary course of business) that could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

       5.26 Investment Company/Government Regulations.

             None of the Borrowers is, or after giving effect to this Loan Agreement and the extension of the Loans will be, subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940 or to any federal or state statute or regulation limiting its ability to incur indebtedness for borrowed money.

       5.27 [Intentionally Omitted].


       5.28 Licenses and Approvals.

             (a) Material Licenses. Each Borrower has obtained and continuously maintained all Material Licenses necessary for the operation of the Business.

             (b) Permits. To Borrowers' knowledge, each Material License with respect to the Business was duly and validly issued by the Governmental Authority pursuant to procedures which comply with all Requirements of Law and no Borrower has any knowledge of the occurrence of any event or the existence of any circumstance which, in the reasonable judgment of such Borrower, is likely to lead to the revocation of any Material License. Each Borrower has the right to use all of the Material Licenses and all permits required for the operation of the Business as presently conducted and as proposed to be conducted immediately following the Closing Date. Each such Material License is in full force and effect and does not, to the knowledge of the Borrowers, conflict with the valid rights of others in each case where such failure to be in full force and effect or conflict could have a Material Adverse Effect.

             (c) Investigations. No Borrower is a party to or has knowledge of any investigation, notice of apparent liability, violation, forfeiture or other order or complaint issued by or before any court or regulatory body, or of any other proceedings which could in any manner threaten or adversely affect the validity or continued effectiveness of the Material Licenses of the Borrowers or give rise to any order of forfeiture. The Borrowers have no reason to believe that the Material Licenses will not be renewed in the ordinary course. Each Borrower has filed in a timely manner all material reports, applications, documents, instruments and information required to be filed by it pursuant to applicable rules and regulations or requests of every regulatory body having jurisdiction over any of its Material Licenses.

             (d) Facilities. To the knowledge of the Borrowers, no Borrower has received written notice that the Facilities used in connection with the Business of the Borrowers currently violate in any material respect the provisions of any applicable building codes, fire regulations, building restrictions or other governmental ordinances, orders, regulations or Requirement of Law and each such Facility is zoned so as to permit the commercial uses intended by the owner or occupier thereof and there are no outstanding variances or special use permits materially affecting any of the facilities or the uses thereof.

                                   Article 6

                  REPRESENTATIONS AND WARRANTIES OF THE LENDER

             Each Lender hereby severally and not jointly represents and warrants as follows:

       6.1 Authorization; No Contravention.

             The execution, delivery and performance by such Lender of this
Agreement: (a) is within its power and authority and has been duly authorized by all necessary action; (b) does not and will not contravene the terms of its organizational documents or any amendment thereof; and (c) does not and will not violate, conflict with or result in any breach or contravention of any of its Contractual Obligations, or any order or decree directly relating to it.

       6.2 Binding Effect.

             This Agreement has been duly executed and delivered by such Lender and this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

       6.3 No Legal Bar.

             The execution, delivery and performance of this Agreement by such Lender will not violate any Requirement of Law applicable to it.

       6.4 [Intentionally Omitted].


       6.5 ERISA.

             No part of the funds used by such Lender to make the Loans hereunder constitutes assets of any "employee benefit plan" (as defined in Section 3(3) of ERISA) or "plan" (as defined in Section 4975 of the Code).

       6.6 Broker's, Finder's or Similar Fees.

             There are no brokerage commissions, finder's fees or similar fees or commissions payable in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with such Lender or any action taken by it, except for UBS Securities LLC, the fees and expenses of which will be paid by the Lenders.

       6.7 Governmental Authorization; Third Party Consent.

             No approval, consent, compliance, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person in respect of any Requirement of Law, and no lapse of a waiting period under a Requirement of Law, is necessary or required in connection with the execution, delivery or performance by it or enforcement against such Lender of this Agreement or the transactions contemplated hereby.

                                   Article 7

                                INDEMNIFICATION

       7.1 Indemnification.

             In addition to all other sums due hereunder or provided for in this Agreement, Borrowers agree jointly and severally to indemnify and hold harmless the Agent, each Lender and their respective Affiliates and each of their respective officers, directors, lenders, employees, subsidiaries, partners, stockholders, attorneys, accountants and controlling persons (each, an "Indemnified Party") to the fullest extent permitted by law from and against any and all losses, claims, damages, expenses (including, without limitation, reasonable fees, disbursements and other charges of counsel and costs of investigation incurred by an Indemnified Party in any action or proceeding between any Borrower and such Indemnified Party (or Indemnified Parties) or between an Indemnified Party (or Indemnified Parties) and any third party or otherwise) or other Liabilities or losses (collectively, "Liabilities") resulting from or arising out of any material breach of any representation or warranty, covenant or agreement of any Borrower in this Agreement, the Security Agreement, the Notes or the other Loan Documents, including without limitation, the failure to make payment when due of amounts owing to the Agent or the Lenders pursuant to this Agreement, the Notes or the other Loan Documents, on the due date thereof (whether at the scheduled maturity, by acceleration or otherwise) or any legal, administrative or other actions (including, without limitation, actions brought by the Agent, any Lender, any Borrower or any holders of equity or indebtedness of any Borrower or derivative actions brought by any Person claiming through or in the Borrowers' or any Subsidiary's name, other than any action against the Agent or a Lender for its breach of this Agreement or any other Loan Document), proceedings or investigations (whether formal or informal), or written threats thereof, based upon, relating to or arising out of the Loan Documents, the transactions contemplated thereby, or any Indemnified Party's role therein or in the transact ions contemplated thereby; provided, however, that no Borrower shall be liable under this Section 7.1 to an Indemnified Party to the extent that it is finally judicially determined that such Liabilities resulted primarily from the willful misconduct or gross negligence of such Indemnified Party; provided, further, that if and to the extent that such indemnification is unenforceable for any reason, the Borrowers shall make the maximum contribution to the payment and satisfaction of such Liabilities which shall be permissible under applicable laws. In connection with any obligation of the Borrowers to indemnify for expenses as set forth above, the Borrowers further agree, upon presentation of appropriate invoices containing reasonable detail, to reimburse each Indemnified Party for all such reasonable expenses (including, without limitation, fees, disbursements and other charges of counsel and costs of investigation incurred by an Indemnified Party in any action or proceeding between the Borrowers and such In demnified Party (or Indemnified Parties) or between an Indemnified Party (or Indemnified Parties) and any third party or otherwise) as they are incurred by such Indemnified Party; provided, however, that if an Indemnified Party is reimbursed hereunder for any expenses, such reimbursement of expenses shall be refunded to the extent it is finally judicially determined that the Liabilities in question resulted primarily from the willful misconduct or gross negligence of such Indemnified Party.

       7.2 Procedure; Notification.

             Each Indemnified Party under this Article 7 will, promptly after the receipt of notice of the commencement of any action, investigation, claim or other proceeding against such Indemnified Party in respect of which indemnity may be sought from the Borrowers under this Article 7, notify the Borrowers in writing of the commencement thereof. The delay or omission of any Indemnified Party so to notify the Borrowers of any such action shall not relieve the Borrowers from any liability which they may have to such Indemnified Party, except to the extent that such delay or omission impairs the Borrowers' ability to defend the action, claim or other proceeding. In case any such action, claim or other proceeding shall be brought against any Indemnified Party and it shall notify the Borrowers of the commencement thereof, the Borrowers shall be entitled to assume the defense thereof at their own expense, with counsel satisfactory to such Indemnified Party in its reasonable judgment; provided, however, that any Indemnified Party may, at its own expense, retain separate counsel to participate in such defense. Notwithstanding the foregoing, in any action, claim or proceeding in which any of the Borrowers, on the one hand, and an Indemnified Party, on the other hand, is, or is reasonably likely to become, a party, such Indemnified Party shall have the right to employ separate counsel at the Borrowers' expense and to control its own defense of such action, claim or proceeding if, in the reasonable opinion of counsel to such Indemnified Party, a conflict or potential conflict exists between the Borrowers, on the one hand, and such Indemnified Party, on the other hand, that would make such separate representation advisable; provided, however, that in no event shall the Borrowers be required to pay fees and expenses under this
Article 7 for more than one firm of attorneys in any jurisdiction in any one legal action or group of related legal actions. The Borrowers each agree that it will not, without the prior written consent of the Required Lenders, which consent shall not be unreasonably withheld or delayed, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated hereby (if any Indemnified Party is a party thereto or has been actually threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of the Agent, the Lenders and each other Indemnified Party from all liability arising or that may arise out of such claim, action or proceeding. The Borrowers shall not be liable for any settlement of any claim, action or proceeding effected against an Indemnified Party without its written consent, which consent shall not be unreasonably withheld. The rights accorded to Indemnified Parties hereunder shall be in addition to any rights that any Indemnified Party may have at common law, by separate agreement or otherwise.

                                   Article 8

                                   COVENANTS

             Each of the Borrowers covenants and agrees that, until payment in full of all Obligations and the termination of the Commitment, unless the Required Lenders shall otherwise give their prior written consent, the Borrowers shall perform, and shall cause each of their Subsidiaries to perform, all covenants in this Article 8 applicable to such Person.

       8.1 Financial Statements and Other Reports

             Borrowers shall maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements after the Restatement Date in conformity with GAAP. Borrowers will deliver to Agent and each Lender the financial statements and other reports described below.

             (a) Monthly Financials (2006 Non-GAAP Period). For the period from the Closing Date to and including December 31 2006 (the "2006 Non-GAAP Period"), as soon as available and in any event within thirty (30) days after the end of each month falling within the 2006 Non-GAAP Period, Borrowers shall deliver (i) the consolidated statements of income and cash flow of Borrowers and their Subsidiaries for such month, and (ii) a schedule of the outstanding Indebtedness for borrowed money of Borrowers and their Subsidiaries describing in reasonable detail each such debt issue or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt issue or, loan and (iii) a report analyzing the Borrowers' working capital; it being understood and agreed by the Lenders that (A) any financial statements the subject of this paragraph (a) which relate to months falling within the 2006 Non-GAAP Period shall not be prepared in accordance with GAAP and (B) for those mon th end dates which fall on the last day of a Fiscal Quarter the Borrower shall have no obligation to deliver financial information under his paragraph
(a).

             (b) Monthly Financials (the Pre-Restatement Period). For the period from January 1, 2007 until the Restatement Date (the "Pre-Restatement Period") as soon as available and in any event within thirty (30) days after the end of each month falling within the Pre-Restatement Period, Borrowers shall deliver
(i) the consolidated statements of income and cash flow of Borrowers and their Subsidiaries for such month, and (ii) a schedule of the outstanding Indebtedness for borrowed money of Borrowers and their Subsidiaries describing in reasonable detail each such debt issue or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt issue or, loan and (iii) a report analyzing the Borrowers' working capital; it being understood and agreed by the Lenders that for those month end dates which fall on the last day of a Fiscal Quarter the Borrower shall have no obligation to deliver financial information under this paragraph (b).

             (c) Monthly Financials (from the Restatement Date). For the period from the Restatement Date, as soon as available and in any event within thirty
(30) days after the end of each month, Borrowers shall deliver (i) the consolidated balance sheets of Borrowers and their Subsidiaries as at the end of such month and the related consolidated statements of income, stockholders' equity (if requested by the Agent or any Lender) and cash flow for such month and for the period from the beginning of the then current Fiscal Year to the end of such month, and (ii) a schedule of the outstanding Indebtedness for borrowed money of Borrowers and their Subsidiaries describing in reasonable detail each such debt issue or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt issue or, loan and
(iii) a report analyzing the Borrowers' working capital; it being understood and agreed by the Lenders that for those month end dates which fall on the last day of a Fiscal Quarter the Borrower shall have no obligation to deliver financial information under this paragraph (c).

             (d) Quarterly Financials (2006 Non-GAAP Period). For the 2006 Non-GAAP Period, as soon as available and in any event within sixty (60) days after the end of each Fiscal Quarter, Borrowers shall deliver (i) the consolidated balance sheets of Borrowers and their Subsidiaries as at the end of such quarter and the related consolidated statement s of income, stockholders' equity (if requested by the Agent or any Lender) and cash flow for such quarter, and (ii) a schedule of the outstanding Indebtedness for borrowed money of Borrowers and their Subsidiaries describing in reasonable detail each such debt issue or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt issue or, loan and (iii) a report analyzing the Borrowers' working capital; it being understood and agreed by the Lenders that any financial statements the subject of this paragraph (d) which relate to Fiscal Quarters which fall within the 2006 Non-GAAP Period shall not be prepar ed in accordance with GAAP.

             (e) Quarterly Financials (the Pre-Restatement Period). For the Pre-Restatement Period, as soon as available and in any event within forty-five
(45) days after the end of each Fiscal Quarter, Borrowers shall deliver (i) the consolidated balance sheets of Borrowers and their Subsidiaries as at the end of such quarter and the related consolidated statements of income, stockholders' equity (if requested by the Agent or any Lender) and cash flow for such quarter, and (ii) a schedule of the outstanding Indebtedness for borrowed money of Borrowers and their Subsidiaries describing in reasonable detail each such debt issue or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt issue or, loan and (iii) a report analyzing the Borrowers' working capital; it being understood and agreed by the Lenders that the consolidated balance sheets to be provided under this paragraph
(e) shall not be prepared in accordance with GAAP.

             (f) Quarterly Financials (from the Restatement Date). For the period from the Restatement Date, as soon as available and in any event within forty-five (45) days after the end of each Fiscal Quarter, Borrowers shall deliver (i) the consolidated balance sheets of Borrowers and their Subsidiaries as at the end of such quarter and the related consolidated statements of income, stockholders' equity (if requested by the Agent or any Lender) and cash flow for such quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, and (ii) a schedule of the outstanding Indebtedness for borrowed money of Borrowers and their Subsidiaries describing in reasonable detail each such debt issue or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt issue or, loan and (iii) a report analyzing the Borrowers' working capital.

             (g) Year-End Financials (from the Restatement Date). After the Restatement Date, as soon as available and in any event within ninety (90) days after the end of each such Fiscal Year ending after the Restatement Date, Borrowers will deliver: (i) the consolidated balance sheet of Borrowers and their Subsidiaries as at the end of such year and the related consolidated statements of income, stockholders' equity and cash flow for such Fiscal Year;
(ii) a schedule of the outstanding Indebtedness of Borrowers and their Subsidiaries describing in reasonable detail each such debt issue or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt issue or loan; (iii) a report with respect to the financial statements from an independent certified public accounting firm of recognized national standing selected by Borrowers and reasonably acceptable to the Agent, which report shall be unqualified as to going concern and scope of audit of Borrowers an d their Subsidiaries and shall state that (1) such financial statements present fairly the financial position of Borrowers and their Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP applied on a basis consistent with prior years and (2) that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards; and (iv) copies of the consolidated financial statements of Borrowers and their Subsidiaries, including (1) consolidated balance sheets of Borrowers and their Subsidiaries as at the end of such Fiscal Year showing intercompany eliminations, if applicable and (2) related consolidated statements of earnings of Borrowers and their Subsidiaries showing intercompany eliminations, if applicable.

             (h) Accountants' Certification and Reports. Together with each delivery of SEC Reports containing annual financial statements of Borrowers and their Subsidiaries pursuant to Section 8.1(b), Borrowers shall deliver a written statement by its Chief Financial Officer (a) stating that the examination has included a review of the terms of this Agreement as same relate to accounting matters and (b) stating whether, in connection with the examination, any condition or event that constitutes a Default or an Event of Default has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof. Promptly upon receipt thereof, Borrowers will deliver copies of all significant reports submitted to Borrowers by independent public accountants in connection with each annual, interim or special audit of the financial statements of Borrowers made by such accountants, including the comment letter submitted by such accountants to managemen t in connection with their annual audit.

             (i) Compliance Certificate. Together with the delivery of each set of financial statements pursuant to Section 8.1, Borrowers shall deliver a Compliance Certificate executed by Borrowers' Chief Financial Officer.

             (j) Management Report. Together with each delivery of financial statements of Borrowers and the Subsidiaries pursuant to paragraphs (a) and (b) of this Section 8.1 Borrowers shall deliver to the Agent and the Lenders (i) a copy of the financial statements provided to Vitesse's board of directors for such reporting period and (ii) to the extent not included in such financial statements, a report (1) setting forth in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the most recent budget delivered to the Agent and the Lenders, (2) discussing the reasons for any significant variations and (3) setting forth any other items presented to or discussed by Vitesse's board of directors with respect to the preparation, calculation or determination of the financial statements. The information above shall be presented in reasonable detail and shall be certified by the Chief Financial Officer of Borrowers to the effect th at such information fairly presents the results of operations and financial condition of Borrowers and their Subsidiaries as at the dates and for the periods indicated.

             (k) Government Notices. Borrowers shall deliver to the Agent and the Lenders promptly after receipt copies of all notices, requests, subpoenas, inquiries or other writings received from any Governmental Agency concerning any Employee Benefit Plan, the violation or alleged violation of any Environmental Laws, the storage, use or disposal of any Hazardous Material, the violation or alleged violation of the Fair Labor Standards Act, or Borrowers' failure to make payment of any Taxes exceeding $100,000 or the commencement of any tax audit.

             (l) Events of Default, etc. Promptly upon either the Chief Executive Officer or Chief Financial Officer of Vitesse obtaining knowledge of any of the following events or conditions, Borrowers shall deliver a certificate of Borrowers' Chief Executive Officer or Chief Financial Officer specifying the nature and period of existence of such condition or event and what action Borrowers have taken, are taking and propose to take with respect thereto: (i) any condition or event that constitutes an Event of Default or Default; or (ii) any notice of default that any Person has given to any Borrower or any of its Subsidiaries or any other action taken with respect to a claimed default that is reasonably likely to have a Material Adverse Effect.

             (m) Trade Names. Borrowers shall give the Agent at least thirty
(30) days advance written notice of any change of name of any Borrower or of any new trade name or fictitious business name of any Borrower. Each Borrower's use of any trade name or fictitious business name will be in compliance with all laws regarding the use of such names.

             (n) Locations. Borrowers shall give the Agent at least thirty (30) days advance written notice of any change in any Borrower's principal place of business or any change in the location of its books and records or the Collateral or of any new location for its books and records or the Collateral.

             (o) Bank Accounts.

             (i) Borrowers shall deliver to the Collateral Agent an executed Investment Property Control Agreement in form and substance satisfactory to the Collateral Agent in respect of any new bank accounts any Borrower or any of its Subsidiaries intends to establish prior to its opening same.

             (ii) Borrowers shall provide written notice (which notice may be delivered by email from an Officer of Vitesse to an email address designated by the Agent) at least one Business Day prior to any withdrawal of funds from the Wells Fargo Account, which notice shall state (i) the proposed use of proceeds of such advance, (ii) whether such use of proceeds will constitute a Default under Section 8.10 hereof, and (iii) whether any Default or Event of Default shall have occurred and be continuing; provided that Vitesse shall initiate the wire transfers set forth in Part II of Exhibit A to the Funds Flow Memorandum immediately upon receipt of the wire transfers set forth in Part I of Exhibit A to the Funds Flow Memorandum and no notice of such withdrawals need be delivered pursuant to this Section 8.10 . Without limiting the rights of the Agent and the Lenders hereunder and under the other Loan Documents, the Borrowers hereby acknowledge that (A) the Agent may deliver the Instructions under and as defined in the Wells Fargo Restricted Account Agreement if the use of proceeds of any withdrawal of funds from the Wells Fargo Account would constitute a Default under Section 8.10 hereof or any Default or Event of Default shall have occurred and be continuing at the time any notice delivered pursuant to this Section 8.1(o)(ii) is given, and (B) any withdrawal by the Borrowers of funds from the Wells Fargo Account without the written consent of the Agent following such delivery of the Instructions shall be an Event of Default hereunder.

             (p) Litigation. Promptly upon either the Chief Executive Officer or Chief Financial Officer of Vitesse obtaining knowledge of (i) the institution of any action, suit, proceeding, governmental investigation or arbitration against or affecting any Borrower or any property of any Borrower not previously disclosed by Borrowers to the Agent which is reasonably likely to have a Material Adverse Effect or (ii) any material development in any action, suit, proceeding, governmental investigation or arbitration at any time pending against or affecting any Borrower or any property of any Borrower which is reasonably likely to have a Material Adverse Effect, Borrowers will promptly give notice thereof to the Agent and the Lenders and provide such other information as may be reasonably available to them to enable the Agent, the Lenders and their respective counsel to evaluate such matter.

             (q) Projections. As soon as available and in any event no later than sixty (60) days after the end of each Fiscal Year, Borrowers will deliver combined Projections of Borrowers and their Subsidiaries for such Fiscal Year, including income statements, balance sheets, statements of cash flow, and financial covenants calculations, and set forth Fiscal Quarter by Fiscal Quarter, together with all material assumptions made in connection therewith, all in form and substance satisfactory to the Agent.

             (r) Subordinated Indebtedness and Other Indebtedness Notices. Borrowers shall promptly deliver copies of all notices given or received by any Borrower and any of their Subsidiaries with respect to noncompliance with any term or condition related to any Subordinated Indebtedness and other Indebtedness, and shall promptly notify the Agent and the Lenders of any event of default with respect to any Subordinated Indebtedness or other Indebtedness.

             (s) Tax Lien Information; Information Regarding Financial Performance. Borrowers shall promptly (and in any event within three Business Days after receipt) deliver to the Agent copies of any and all notices, correspondence, pleadings, orders, agreements or other documents received by any Borrower from (or sent by any Borrower to) the Internal Revenue Service or any other Governmental Authority with respect to any tax Lien or any penalties, interest assessments, fees and late charges relating thereto heretofore, now or hereafter arising which is reasonably likely to have a Material Adverse Effect. Without limiting the foregoing, Borrowers shall notify the Agent immediately of any enforcement action or attempted enforcement action (or any oral or written communication by Internal Revenue Service or any other governmental authority of its intent to take or pursue any enforcement action) by the Internal Revenue Service or any other governmental authority against any Borrower or any of its assets w ith respect to any tax Lien now or hereafter arising. Borrowers shall promptly (and in any event within three Business Days) notify the Agent upon receiving notice of the filing of any tax Liens against any Borrower or any of their Subsidiaries.

             (t) Securities Filings. Borrowers shall deliver to the Agent and the Lenders all SEC Filings made by Vitesse within five (5) days of filing.

             (u) Financial Reporting to Holders of Subordinated Indebtedness. Borrowers shall promptly deliver to the Agent and the Lenders all financial reporting delivered by any Borrower to holders of Subordinated Indebtedness.

             (v) Additional Information. Borrowers shall promptly deliver to the Agent and the Lenders complete copies of any and all information and data of any nature whatsoever provided by any Borrower to any other Person from whom any Borrowers has incurred Indebtedness for money borrowed to the extent that such information is being furnished to such Person in its capacity as a holder of such Indebtedness.

             (w) Other Information. With reasonable promptness, the Borrowers shall deliver such other information and data with respect to any Borrower, any Subsidiary or the Collateral as the Agent or the Required Lenders may reasonably request from time to time.

       8.2 Access to Accounts.

             Borrowers authorize the Agent and the Lenders to discuss the financial condition and financial statements of Borrowers and their Subsidiaries with Borrowers' independent public accountants upon reasonable notice to Borrowers of their intention to do so, and authorizes such accountants to respond to all of the Agent's and the Lenders' inquiries with regard to the financial condition and financial statements of Borrowers and their Subsidiaries.

       8.3 Inspection.

             Borrowers shall permit the Agent and the Lenders and any authorized representatives designated by the Agent or such Lenders to visit and inspect any of the properties or Facilities of Borrowers or any of their Subsidiaries, including their financial and accounting records, and to make copies and take extracts therefrom, and to discuss their affairs, finances and business with their officers and independent public accountants, at such reasonable times during normal business hours and as often as may be reasonably requested. Borrowers acknowledge that the Agent and the Lenders intend to make such inspections on at least a quarterly basis. Nevertheless, the Agent and the Lenders agree to give the Borrowers and where relevant their officers and independent public accountants as much notice as is reasonably possible of any such inspection permitted under this Section 8.3.

       8.4 Collateral Records.

             Borrowers shall keep full and accurate books and records relating to the Collateral and shall mark such books and records to indicate the Collateral Agent's security interests in the Collateral.

       8.5 Corporate Existence.

             Each Borrower will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its corporate existence and all licenses, rights and franchises material to its business. Each Borrower will promptly notify the Agent and the Lenders of any change in its or its Subsidiaries' or Facilities' ownership, licensure status or corporate structure which is reasonably likely to have a Material Adverse Effect.

       8.6 Payment of Taxes.

             Each Borrower will, and will cause each of its Subsidiaries to, pay all Taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or with respect to any of its franchises, business, income or property before any penalty that could reasonably be expected to have a Material Adverse Effect accrues thereon provided that no such tax need be paid if the appropriate Borrower or one of its Subsidiaries is contesting same in good faith by appropriate proceedings promptly instituted and diligently conducted and if the appropriate Borrower or such Subsidiary has established appropriate reserves (and after the Restatement Date such reserves shall be in conformity with GAAP).

       8.7 Maintenance of Properties; Insurance.

             Each Borrower will maintain or cause to be maintained in good repair, working order and condition all material properties used in the business of such Borrower and its Subsidiaries and will make or cause to be made all appropriate repairs, renewals and replacements thereof. Each Borrower will maintain or cause to be maintained, with financially sound and reputable insurers, public liability and property damage insurance with respect to its business and properties and the business and properties of its Subsidiaries against loss or damage of the kinds customarily carried or maintained by corporations of established reputation engaged in similar businesses and in amounts consistent with such Borrowers' prior practices.

       8.8 Compliance with Laws.

             Each Borrower will, and will cause each of its Subsidiaries to, comply with the requirements of all applicable laws, rules, regulations, other Requirements of Law and orders of any Governmental Authority as now in effect and which may be imposed in the future in all jurisdictions in which such Borrower or any of its Subsidiaries is now doing business or may hereafter be doing business, other than those laws the noncompliance with which would not have a Material Adverse Effect.

       8.9 Further Assurances.

             Each Borrower shall, and shall cause each of its Subsidiaries to, from time to time, execute such guaranties, financing or continuation statements, documents, security agreements, reports and other documents, or deliver to the Collateral Agent such instruments, certificates of title or other documents, as the Collateral Agent at any time may reasonably request to evidence, confirm, perfect or otherwise implement the pledges of security interests in the Collateral and guaranties as security for repayment of the Obligations contemplated by the Loan Documents.

       8.10 Use of Proceeds.

             The Borrowers shall use the cash proceeds of the Loans only for the following: (a) the cash collateralizing of the Company's outstanding letters of credit issued pursuant to the Second Amended and Restated Loan Agreement; (b) fees and expenses associated with the Loan Documents; and (c) working capital, capital expenditures and other general corporate purposes. The proceeds of the Loans shall not be used for any payment to the Borrowers' shareholders in settlement of shareholder lawsuits or otherwise without the prior written consent of the Required Lenders. In all instances, proceeds of Loans shall only be used in a manner that is consistent with all applicable laws, statutes, rules and regulations. No portion of the proceeds of any Loan shall be used by any Borrower or any of its Subsidiaries for the purpose of purchasing or carrying margin stock within the meaning of Regulation U, or in any manner that might cause the borrowing or the application of such proceeds to violate Regulations T, U or X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act.

       8.11 Collateralization of Real Estate

             If any Borrower owns any Real Estate other than the Real Estate already subject to the Colorado Mortgage, such Borrower shall deliver to Collateral Agent promptly a deed of trust or mortgage in respect thereof, in form and substance satisfactory to Collateral Agent in its sole and absolute discretion.

       8.12 Landlord Waivers

             If (i) any of the Leases in respect of the Real Property identified on Schedule 8.12 hereto is renewed or any Borrower otherwise occupies or maintains any Collateral at any such Real Property after the date of termination of such Lease identified on such Schedule, or (ii) any Borrower enters into a Lease with respect to which the aggregate amount of all rents payable during any one year exceeds $1,200,000, then the applicable Borrower(s) shall deliver to the Collateral Agent, within 30 days of the date of such termination or the date of such Lease, as applicable, a landlord waiver in respect of such Real Property in form and substance reasonably satisfactory to the Collateral Agent.

       8.13 Post-Closing Covenants

             The failure by Borrowers to satisfy the post-closing covenants set forth in Part I of Schedule 8.13 within the prescribed time periods shall constitute an Event of Default. The Borrowers shall use their commercially reasonable efforts to satisfy the post-closing covenants set forth in Part II of
Schedule 8.13 within the prescribed time periods.

                                   Article 9

                               CO-BORROWER ISSUES

       9.1 Joint and Several Liability

       Each Borrower shall be jointly and severally liable for the payment of all Obligations as a primary obligation. Nonetheless, if and to the extent any Borrower is construed as a guarantor or surety of any Obligations under this Agreement, all Borrowers hereby unconditionally, jointly and severally guarantee as primary obligors and not as sureties to the Agent and the Lenders and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on (including any interest, fees, costs or charges that would accrue but for the provisions of Title 11 of the United States Code after any bankruptcy or insolvency petition under Title 11 of the United States Code) the Loans made by the Lenders to each Borrower, and all other Obligations from time to time owing to the Agent or the Lenders by any Borrower under any Loan Document, in each case strictly in accordance with the terms thereof (the "Guarantee", and su ch obligations being herein collectively called the "Guaranteed Obligations"). Each Borrower hereby irrevocably and unconditionally, jointly and severally agrees that if any Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, each Borrower will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

       9.2 Obligations Unconditional.

       The obligations of the Borrowers under Section 9.1 shall constitute a guaranty of payment (and not of collection) and are absolute, irrevocable and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the Guaranteed Obligations of such parties under this Agreement, the Notes, if any, or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor (except for payment in full). Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Borrowers hereunder, which shall remain absolute, irrevocable and unconditional u nder any and all circumstances as described above:

          (i) at any time or from time to time, without notice to each Borrower, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

          (ii) any of the acts mentioned in any of the provisions of this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein shall be done or omitted;

          (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be amended in any respect, or any right under the Loan Documents or any other agreement or instrument referred to herein or therein shall be amended or waived in any respect or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

          (iv) any Lien or security interest granted to, or in favor of, the Collateral Agent or the Lenders for any of the Guaranteed Obligations shall fail to be perfected; or

          (v) the release of any other Borrower.

       The Borrowers hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Agent or the Lenders exhaust any right, power or remedy or proceed against any other Borrower under this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein, or against any other person under any other guarantee of, or security for, any of the guaranteed Obligations. The Borrowers waive any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by the Agent and the Lenders upon this Guarantee or acceptance of this Guarantee, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guarantee, and all dealings between Borrowers and the Agent and the Lenders shall likewise be conclusively presumed to have been had or consummated i n reliance upon this Guarantee. This Guarantee shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment without regard to any right of offset with respect to the Guaranteed Obligations at any time or from time to time held by the Agent and the Lenders, and the obligations and liabilities of the Borrowers hereunder shall not be conditioned or contingent upon the pursuit by the Agent or any Lender or any other person at any time of any right or remedy against any Borrower or against any Obligations or against any collateral or guarantee therefor or right of offset with respect thereto. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Borrowers and the successors and assigns thereof, and shall inure to the benefit of the Agent and the Lenders and their respective successors and assigns, notwithstanding that from time to time during the term of this Agreement there may be no Guaranteed Obligati ons outstanding.

       For the purposes of this paragraph only, references to the "principal" include each Borrower and references to the "creditor" include the Agent and each Lender. In accordance with Section 2856 of the California Civil Code, each Borrower waives all rights and defenses (i) available to such Borrower by reason of Section 2787 through 2855, 2899, and 3433 of the California Civil Code, including all rights or defenses such Borrower may have by reason of protection afforded to the principal with respect to any of the Guaranteed Obligations, or to any other guarantor of any of the Guaranteed Obligations with respect to any of such guarantor's obligations under its guarantee, in either case in accordance with the anti-deficiency or other laws of the State of California limiting or discharging the principal's Indebtedness or such other guarantor's obligations, including Sections 580a, 580b, 580d and 726 of the California Code of Civil Procedure; and (ii) arising out of an election of remedies by the creditor, even though such election, such as a nonjudicial foreclosure with respect to security for any Guaranteed Obligation (or any obligation of any other guarantor of any of the Guaranteed Obligations), has destroyed such Borrower's right of subrogation and reimbursement against the principal (or such other guarantor) by the operation of Section 580d of the California Code of Civil Procedure or otherwise. No other provision of this Guarantee shall be construed as limiting the generality of any of the covenants and waivers set forth in this paragraph. As provided below, this Agreement shall be governed by, and shall be construed and enforced in accordance with the laws of the State of New York. This paragraph is included solely out of an abundance of caution, and shall not be construed to mean that any of the above-referenced provisions of California law are in any way applicable to this Agreement or to any of the Guaranteed Obligations.

       9.3 Subordination.

       Any Indebtedness of the Guarantors now or hereafter held by any Borrower is hereby subordinated in right of payment in full in cash to the Obligations. Each Borrower agrees that it will not demand, sue for or otherwise attempt to collect any such indebtedness of any Borrower to another Borrower until the Obligations shall have been indefeasibly paid in full.

       9.4 Continuing Guarantee.

       The Guarantees in this Article 9 are continuing guarantees of payment, and shall apply to all Guaranteed Obligations whenever arising.


                                   Article 10

                               NEGATIVE COVENANTS

             Borrowers covenant and agree that so long as the Obligations remain outstanding and until the termination of the Commitment, unless Borrowers have received the prior written consent of the Required Lenders, Borrowers shall not and will not permit any of their Subsidiaries to:

       10.1 Indebtedness.

             Directly or indirectly create, incur, assume, guaranty, or otherwise become directly or indirectly liable for, on a fixed or contingent basis, any Indebtedness except: (a) the Obligations; (b) intercompany Indebtedness owing from a Borrower to a Borrower, provided that such Indebtedness is subordinated in right of payment to the Obligations; (c) Indebtedness secured by purchase money Liens and under Capital Leases arising or entered into after the Closing Date not to exceed $10,500,000, minus the aggregate amount of all such Indebtedness outstanding on the Closing Date, in the aggregate at any time outstanding for all Borrowers; (d) Indebtedness existing on the Closing Date and described on part (a) of Schedule 10.1 and any Permitted Refinancing thereof; (e) Indebtedness incurred in connection with any hedging transaction which is entered into to hedge the interest rate risk under this Agreement (provided that such hedging transaction has been approved and consented to in writing by the Agent); (f) Indebtedness under the New Revolver in an aggregate principal amount not to exceed $25,000,000 at any one time outstanding; and (g) additional unsecured Indebtedness in an aggregate principal amount not to exceed $7,500,000 (other than, for the avoidance of doubt, trade payables to the extent not expressly included in the definition of Indebtedness).

       10.2 Guaranties.

             Except for (a) endorsements of instruments or items of payment for collection in the ordinary course of business, (b) guaranties of the Obligations, and (c) the guaranties listed on Schedule 10.2, guaranty, endorse, or otherwise in any way become or be responsible for any obligations of any other Person, whether directly or indirectly by agreement to purchase the Indebtedness of any other Person or through the purchase of goods, supplies or services, or maintenance of working capital or other balance sheet covenants or conditions, or by way of Stock purchase, capital contribution, advance or loan for the purpose of paying or discharging any indebtedness or obligation of such other Person or otherwise.

       10.3 Transfers, Liens and Related Matters.

             (a) Transfers. Sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to any Property other than in the ordinary course of business.

             (b) Liens. Except for Liens securing the Obligations, and other Permitted Encumbrances, directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any Property or any proceeds, income or profits therefrom.

             (c) No Negative Pledges. Enter into or assume any agreement (other than the Loan Documents) prohibiting the creation or assumption of any Lien upon the Collateral except those Liens in favor of the Collateral Agent.

       10.4 Investments and Loans.

             Except as set forth on Schedule 10.4, make or permit to exist investments in or loans to any other, Person (including, without limitation, intercompany loans among Borrowers), except: (a) Cash Equivalents; (b) loans and advances to employees for moving, entertainment, travel and other similar expenses in the ordinary course of business in an aggregate outstanding amount not in excess of $100,000 at any time; and (c) loans by a Borrower to a Borrower in accordance with the provisions of Section 10.1(b). Without limiting the generality of the foregoing, and notwithstanding any provision in this Agreement to the contrary, no Borrower shall consummate any Acquisition without the prior written consent of the Required Lenders in their sole discretion.

       10.5 Restricted Junior Payments

             Directly or indirectly declare, order, pay, make or set apart any sum for any Restricted Junior Payment.

       10.6 Restrictions on Fundamental Changes.

             (a) Enter into any transaction of merger or consolidation except whereby a Borrower will be the surviving entity; (b) liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution); (c) convey, sell, lease, sublease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business or assets, or the capital Stock of any of its Subsidiaries, whether now owned or hereafter acquired; or (d) directly or indirectly enter into any arrangement other than the Acceptable Colorado Transaction whereby such Borrower sells or transfers all or any material portion of its assets and thereupon and within one year thereafter rents or leases the assets so sold or transferred without prior written notice to and the prior written consent of the Required Lenders, which consent shall not be unreasonably withheld.

       10.7 Changes Related to Subordinated Indebtedness.

           Change or amend the terms of any Subordinated Indebtedness or other Indebtedness if the effect of such amendment is to: (a) increase the interest rate on such Indebtedness; (b) shorten the final maturity or average life to maturity of, or require any payment of principal or interest to be made earlier than the date originally scheduled on, such Indebtedness; (c) change any event of default or add any covenant with respect to such Indebtedness in a manner adverse to the Borrowers or the Lenders; (d) change the subordination provisions of any Subordinated Indebtedness; or (e) change or amend any other term if such change or amendment would materially increase the obligations of the obligor or confer additional material rights on the holder of such Indebtedness in a manner adverse to any Borrower, any of its Subsidiaries or any Lender.

       10.8 Transactions with Affiliates.

             Directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale or exchange of property or the rendering of any service) with any Affiliate or with any officer, director or employee of any Borrower, except for transactions in the ordinary course of, and pursuant to the reasonable requirements of, Borrowers' business or upon fair and reasonable terns which are fully disclosed to the Agent and the Lenders and which are no less favorable to any Borrower than it would obtain in a comparable arm's length transaction with an unaffiliated Person.

       10.9 Environmental Liabilities.

             To the extent that any of the following could reasonably be expected to have a Material Adverse Effect; (a) violate any applicable Environmental Law; (b) dispose of any Hazardous Materials (except in accordance with applicable law) into or onto or from, any real property owned, leased or operated by any Borrower; or (c) permit any Lien imposed pursuant to any Environmental Law to be imposed or to remain on any real property owned, leased or operated by any Borrower.

       10.10 Conduct of Business.

             Engage in the business of providing services payable under litigated or disputed workers' compensation claims or engage in any business other than businesses of the type engaged in by Borrowers on the Closing Date.

       10.11 Compliance with ERISA.

             Establish any new Employee Benefit Plan or amend any existing Employee Benefit Plan if the liability or increased liability resulting from such establishment or amendment is material provided that up to $2,000,000 of resulting liability is hereby expressly permitted in any year. No Borrower and none of its Subsidiaries shall establish, maintain or operate any Employee Benefit Plan other than in compliance in all material respects with the provisions of ERISA, the IRC and all other applicable laws and the regulations and interpretations thereof.

       10.12 Tax Consolidations.

             File or consent to the filing of any consolidated income tax return with any Person other than a Borrower.

       10.13 Fiscal Year.

             Change their Fiscal Year.

       10.14 Press Release; Public Offering Materials.

             Disclose the name of the Agent or any Lender in any press release or in any prospectus, proxy statement or other materials filed with any governmental entity relating to a public offering of the capital Stock of any Borrower except as may be required by law; in each case prior to receiving prior written consent regarding the content thereof from the Agent or such Lender (which consent shall not be unreasonably withheld).

       10.15 Bank Accounts.

             (a) Establish any new bank accounts (other than the Wells Fargo Account), or accounts holding Investment Property or (b) deposit or maintain any Cash, Cash Equivalents or Investment Property in any account that is not subject to an Investment Property Control Agreement. 10.16 Change in Capital Structure.

             Make any change in the ownership of any Borrower's (other than Vitesse) or any of their respective Subsidiaries' capital Stock (or partnership interests, as applicable) or in such Borrower's or Subsidiary's capital structure, each as set forth in Schedule 5.2.

       10.17 Contracts and Agreements.

             Become a party to any contract or agreement which would breach this Agreement.

       10.18 Margin Stock.

             Carry or purchase any "margin security" within the meaning of Regulations U, T or X of the Board of Governors of the Federal Reserve System.

       10.19 Truth of Statements and Certificates.

             Furnish to the Agent or any Lender any certificate or other document that contains any untrue statement of a material fact or that omits to state a material fact necessary to make it not materially misleading in light of the circumstances under which it was furnished.

       10.20 Subsidiaries

            Create or acquire any new Subsidiaries.

       10.21 Cash Transfers

             Transfer any Cash or Cash Equivalents to any Subsidiary other than a Domestic Subsidiary that is a Borrower under this Agreement and has granted a Lien on its Property to the Collateral Agent without the prior written consent of the Required Lenders (which consent shall not be unreasonably withheld or delayed) other than any transfer of Cash or Cash Equivalents to any Subsidiary which when calculated on a quarterly basis does not exceed in aggregate $3,500,000 for that Fiscal Quarter.

                                   Article 11

                          DEFAULT RIGHTS AND REMEDIES

       11.1 Events of Default.

             "Event of Default" shall mean the occurrence or existence of any one or more of the following:

             (a) Payment. Failure of any Borrower to make payment of any of the Obligations when due and in the case of interest after the applicable due date; or

             (b) Default in Other Agreements. (i) Failure of any Borrower or any of their respective Subsidiaries to pay when due any principal or interest on any Indebtedness (other than the Obligations) or (ii) breach or default of any Borrower or any of their respective Subsidiaries with respect to any Indebtedness (other than the Obligations); if such failure to pay, breach or default entitles the holder to cause such Indebtedness having an individual principal amount in excess of $500,000 or having an aggregate principal amount in excess of $1,000,000 to become or be declared due prior to its stated maturity; or

             (c) Breach of Certain Provisions. Failure of a Borrower to perform or comply with any term or condition contained in Article 10, Section 8.1(l),
Section 8.1(o)(ii) or Section 8.10; or

             (d) Breach of Warranty. Any representation, warranty, certification or other. statement made by any Borrower in any Loan Document or in any statement or certificate at any time given by such Person in writing pursuant or in connection with any Loan Document is false in any material respect on the date made (which shall result in an immediate Event of Default); or

             (e) Other Defaults Under Loan Documents. Any Borrower defaults in the performance of or compliance with any term contained in this Agreement or the other Loan Documents and such default is not remedied or waived within ten
(10) days after receipt by Borrowers of notice from the Agent or any Lender of such default (other than occurrences described in other provisions of this Section 11.1 for which no grace period or a different grace or cure period is specified or which constitute immediate Events of Default); or

             (f) Change of Control. A Change of Control shall have occurred; or

             (g) Involuntary Bankruptcy: Appointment of Receiver, etc. (i) A court enters a decree or order for relief with respect to any Borrower or any of its Subsidiaries in an involuntary case under Title 11 of the United States Code or any applicable bankruptcy, insolvency or other similar law now, or hereafter in effect, which decree or order is not stayed or other similar relief is not granted under any applicable federal or state law; or (ii) the continuance of any of the following events for sixty (60) days unless dismissed, bonded or discharged: (1) an involuntary case is commenced against any Borrower or any of its Subsidiaries, under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or (2) a decree or order of a court for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over any Borrower or any of its Subsidiaries, or over all or a substantial part of their respective property, is entered; or (3) an interim receiver, trustee or other custodian is appointed without the consent of a Borrower or any of its Subsidiaries, for all or a substantial part of the property of such Borrower or any such Subsidiary; or

             (h) Voluntary Bankruptcy: Appointment of Receiver. etc. (i) An order for relief is entered with respect to any Borrower or any of its Subsidiaries or any Borrower or any of its Subsidiaries commences a voluntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case or to the conversion of an involuntary case to a voluntary case under any such law or consents to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or (ii) any Borrower or any of its Subsidiaries makes any assignment for the benefit of creditors; or (iii) the board of directors of any Borrower or any of its Subsidiaries adopts any resolution or otherwise authorizes action to approve any of the actions referred to in this Section 11.1(h); or

             (i) Liens. Any lien, levy or assessment (other than any Permitted Encumbrance) is filed or recorded with respect to or otherwise imposed upon all or any part of the Collateral or the assets of any Borrower or any of its Subsidiaries by the United States or any department or instrumentality thereof or by any state, county, municipality or other Governmental Agency and the Borrowers do not take substantial steps to stay, vacate, pay or discharge such lien, levy or assessment within thirty (30) days; or

             (j) Judgment and Attachments. Any money judgment, writ or warrant of attachment, or similar process involving (i) an amount in any individual case in excess of $500,000 or (ii) an amount in the aggregate at any time in excess of $750,000 (in either case not adequately covered by insurance as to which the insurance company has acknowledged coverage) is entered or filed against any Borrower or any of its Subsidiaries or any of their respective assets and remains unappealed, undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days or in any event later than five (5) days prior to the date of any proposed sale hereunder; or

             (k) Dissolution. Any order, judgment or decree is entered against any Borrower or any of its Subsidiaries decreeing the dissolution or split up of such Borrower or Subsidiary and such order remains undischarged or unstayed for a period in excess of twenty (20) days; or

             (l) Solvency. The Borrowers, taken as a whole, cease to be solvent (as represented in Section 5.19), or a Borrower admits in writing its present or prospective inability to pay its debts as they become due; or

             (m) Injunction. Any Borrower or any of its Subsidiaries is enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting the Business in any manner that could reasonably be expected to have a Material Adverse Effect and such order continues for more than thirty (30) days; or

             (n) Invalidity of Loan Documents. Any of the Loan Documents for any reason, other than a partial or full release in accordance with the terms thereof, ceases to be in full force and effect or is declared to be null and void, or any Borrower denies that it has any further liability under any Loan Documents to which it is party, or gives notice to such effect; or

             (o) Failure of Security. Collateral Agent does not have or ceases to have a valid and perfected first priority security interest in the Collateral (subject to Permitted Encumbrances), in each case, for any reason other than the failure of the Collateral Agent to take any action within its control; or

             (p) Licenses and Permits. The loss, suspension or revocation of, or failure to renew, any License or permit now held or hereafter acquired by any Borrower or any of its Subsidiaries, if such loss, suspension, revocation or failure to renew could have a Material Adverse Effect; or

             (q) Forfeiture. There is filed against any Borrower or any of its Subsidiaries any civil or criminal action, suit or proceeding under any federal or state racketeering statute (including, without limitation, the Racketeer Influenced and Corrupt Organization Act of 1970), which action, suit or proceeding (i) is not dismissed within one hundred twenty (120) days; and (ii) could result in the confiscation or forfeiture of any material portion of the Collateral.

       11.2 Acceleration.

             Upon the occurrence of any Event of Default described in the foregoing Sections 11.1(g) or 11.1(h), all Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Borrowers. Upon the occurrence and during the continuance of any other Event of Default, the Required Lenders may, by written notice to Borrowers, declare all or any portion of the Obligations to be, and the same shall forthwith become, immediately due and payable.

             Upon any Loans becoming due and payable under this Section 11.2, whether automatically or by declaration, such Loans will forthwith mature and the entire unpaid principal amount of such Loans, plus (x) all accrued and unpaid interest thereon and (y) the Prepayment Premium determined in respect of such principal amount (to the full extent permitted by Applicable Law), shall all be immediately due and payable in immediately available funds, in each and every case without presentment, demand, protest or further notice and without setoff, counterclaim or deduction of any kind, all of which are hereby waived. The Borrowers acknowledge, and the parties hereto agree, that each Lender has the right to own its Loans free from repayment by the Borrowers (except as herein specifically provided for) and that the provision for payment of the Prepayment Premium by the Borrowers in the event that the Loans are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation f or the deprivation of such right under such circumstances.

       11.3 Remedies.

             If any Event of Default shall have occurred and be continuing, in addition to and not in limitation of any other rights or remedies available to the Agent and the Lenders at law or in equity, the Collateral Agent (acting at the direction of the Required Lenders) may, exercise in respect of the Collateral all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral) and may also (a) notify any or all obligors on the Accounts to make all payments directly to the Collateral Agent; (b) require Borrowers to, and each Borrower hereby agrees that it will, at its expense and upon request of the Collateral Agent, forthwith assemble all or part of the Collateral as directed by the Collateral Agent and make it available to Collateral Agent at a place to be designated by Collateral Agent which is reasonably convenient to both parties; (c) withdraw all cash in any bank accounts or accounts holding Investment Property and apply such monies in payment of the Obligations in the manner provided in Section 11.6 without notice or demand or legal process, enter upon any premises of any Borrower and take possession of the Collateral; and (e) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent's offices or elsewhere, at such time or times, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as Collateral Agent may deem commercially reasonable. Each of the Borrowers agree that, to the extent notice of sale shall be required by law, at least ten (10) days notice to the Borrowers of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. At any sale of the Collateral, if permitted by law, the Collateral Agent, the Agent or any Lender may bid (which bid may be, in whole or in part, in the form of cancellation of indebtedn ess) for the purchase of the Collateral or any portion thereof for its own account. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Borrowers shall remain liable for any deficiency. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the extent permitted by law, each Borrower hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter enacted. None of the Collateral Agent, the Agent or any Lender shall be required to proceed against any Collateral but may proceed against any or all Borrowers directly.

       11.4 Appointment of Attorney-in-Fact.

             Each Borrower hereby constitutes and appoints the Collateral Agent as such Borrower's attorney-in-fact with full authority in the place and stead of such Borrower and in the name of such Borrower, the Collateral Agent or otherwise, from time to time in the Collateral Agent's discretion while an Event of Default is continuing to take any action and to execute any instrument that the Collateral Agent reasonably may deem necessary or advisable to accomplish the purposes of this Agreement, including: (a) to ask, demand, collect, sue for, recover, compound, receive and give acquaintance and receipts for moneys due and to become due under or in respect of any of the Collateral; (b) to adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any Payor or obligor thereunder or allow any credit or discount thereon;
(c) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) above; (d) to file any cl aims or cost reports (final or interim) or take any action or institute any proceedings that the Collateral Agent or the Required Lenders may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Agent with respect to any of the Collateral; and
(e) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, assignments, verifications and notices in connection with Accounts and other documents relating to the Collateral. The appointment of the Collateral Agent as each Borrower's attorney and the Collateral Agent's rights and powers are coupled with an interest and are irrevocable until payment in full and complete performance of all of the Obligations.

       11.5 Limitation on Duty of Collateral Agent with Respect to Collateral. Beyond the safe custody thereof, the Collateral Agent shall have no duty with respect to any Collateral in its possession or control (or in the possession or control of any lender or bailee) or with respect to any income thereon or the preservation of rights against prior parties or any other rights pertaining thereto. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property. The Collateral Agent shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of the Collateral Agent or bailee selected by the Collateral Agent in good faith.

       11.6 Application of Proceeds.

             Upon the occurrence and during the continuance of an Event of Default, (a) Borrowers irrevocably waive the right to direct the application of any and all payments at any time or times thereafter received by the Collateral Agent from or on behalf of Borrowers, and Borrowers hereby irrevocably agree that the Collateral Agent shall have the continuing exclusive right to apply and to reapply any and all payments received at any time or times after the occurrence and during the continuance of an Event of Default against the Obligations in such manner as the Collateral Agent may deem advisable notwithstanding any previous entry by the Collateral Agent upon any books and records and (b) the proceeds of any sale of, or other realization upon, all or any part of the Collateral shall be applied: first, to all fees, costs and expenses incurred by the Agent and Collateral Agent with respect to this Agreement, the other Loan Documents or the Collateral; second, to all fees due and owing to the Lenders; third , to accrued and unpaid interest on the Obligations; third, to the principal amounts and Prepayment Premium of the Loans outstanding until the Loans are paid in full; and fourth, to any other indebtedness or obligations of Borrowers owing to the Agent or the Lenders.

       11.7 Waivers; Non-Exclusive Remedies.

             No failure on the part of the Agent or any Lender to exercise, and no delay in exercising and no course of dealing with respect to, any right under this Agreement or the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise by the Agent or any Lender of any right under this Agreement or any other Loan Document preclude any other or further exercise thereof or the exercise of any other right. The rights in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other remedies provided by law.

                                   Article 12

                              APPOINTMENT OF AGENT

       12.1 Appointment. Each of the Lenders hereby irrevocably appoints the Agent as its agent hereunder and under the other Loan Documents, and to act as the Collateral Agent on behalf of the Lenders hereunder and under the other Loan Documents, and in each case authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. Any reference herein to the Agent shall include the Agent in its capacity as Agent hereunder and as Collateral Agent under any Loan Document. Each Lender does hereby make, constitute and appoint the Agent its true and lawful attorney-in-fact with full powers of substitution and resubstitution for such Lender and in its name, place and stead, in any and all capacities, to execute for such Lender and on its behalf any document or agreement for which the Agent is empowered to act on behalf of such Lender under this Article 12, gra nting to the Agent full power and authority to do and perform each act requisite and necessary to be done, as fully to all intents and purposes as the Lender could do in person, provided that such power shall be granted only to the extent necessary to undertake the actions permitted to be done or taken by the Agent under this Article 12. Each of the Lenders hereby irrevocably authorizes, and each holder of any Loan by the acceptance of such Loan shall be deemed irrevocably to authorize, the Agent to take such action on their behalf under the provisions of this Agreement, the other Loan Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof and such other powers as are reasonably incidental hereto and thereto. The Agent may perform any of its duties hereunder by or through its officers, directors, agents, employees or affiliates. The Agent shall not have, by reason of this Agreement or any of the other Loan Documents, a fiduciary relationship in respect of any Lender or the Borrowers, and nothing in this Agreement or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement or any of the other Loan Documents except as expressly set forth herein or therein. Each Lender hereby accepts the pledges, mortgages and fiduciary assignments created for its benefit under the Security Agreement and empowers the Agent to enter into such agreements and act as Collateral Agent on behalf and for the benefit of each Lender. The provisions of this Article 12 are solely for the benefit of the Agent and the Lenders, and neither the Borrowers nor any of the Subsidiaries or Affiliates of the Borrowers shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, the Agent shall act solely as agent of the Lenders and the Agent does not assume and shall not be deemed to have assumed any fiduciary relationship or other obligation or relationship of agency or trust with the Borrowers or for any of their Subsidiaries or Affiliates.

       12.2 Rights of Agent. With respect to its obligation to extend Loans under this Agreement, the Agent shall have the rights and powers specified herein for a "Lender" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Lenders," "Required Lenders," or any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity as such (as the case may be). The Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, investment banking, trust or other business with, or provide debt financing, equity capital or other services (including financial advisory services) to, the Borrowers or any of their Subsidiaries or Affiliates (or any Person engaged in similar business with the Borrowers or any Affiliate thereof) as if they were not performing the duties specified herein, and may accept fees and other consideration from the Borrowers or any of their Subsidiaries or Affiliates for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

       12.3 Administration of the Collateral. The Agent as Collateral Agent shall administer the Collateral and any Lien thereon for the benefit of the Lenders in the manner provided herein and in the Security Agreement and in any other related Loan Documents; provided, however, that in the event of conflict between the provisions relating to administration of Collateral included in this Agreement and those included in the Security Agreement, the latter shall prevail. The Agent shall exercise such rights and remedies with respect to the Collateral as are granted to it hereunder and as Collateral Agent under the Security Agreement and related documents and applicable law and as shall be directed by the Required Lenders. Upon payment in full of all Obligations under the Loan Documents, the Agent and its Affiliates shall promptly release any and all Liens, Collateral and other security arrangements entered into in connection with this Agreement, the Loan Documents and the transactions contemplated hereby and thereby. The Lenders hereby authorized and direct the Collateral Agent to release any and all Liens on the Real Estate subject to the Colorado Mortgage in connection with an Acceptable Colorado Transaction.

       12.4 Duties of Agent. The Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, (a) the Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Agent is required to exercise in writing by the Required Lenders, and
(c) except as expressly set forth herein and in the other Loan Documents, the Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrowers or any of their Subsidiaries that is communicated to or obtained by the Person serving as Agent or any of its Affiliates in any capacity. The Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders or in the absence of its own gross negligence or willful misconduct. The Agent shall be deemed not to have knowledge of any Default unless and until notice thereof is given to the Agent by the Borrowers or a Lender, and the Agent shall not be responsible for or have any duty to ascertain or inquire into (v) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (w) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (x) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein, (y) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (z) the satisfaction of any condition set forth herein or therein, other than to c onfirm receipt of items expressly required to be delivered to the Agent. In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the other Lenders and the Borrowers (if received from a Lender) or to the Lenders (if received from the Borrowers).

       12.5 Reliance by Agent. The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Agent may consult with legal counsel (who may be counsel for a Lender, the Borrowers or any Subsidiary), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

       12.6 Appointment of Sub-Agents. The Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Agent. The Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Affiliates. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Affiliates of the Agent and any such sub-agent, an shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.

       12.7 Resignation of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by notifying the Lenders and the Borrowers. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrowers, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, upon not less than ten days' notice, on behalf of the Lenders, appoint a successor Agent, which institution shall be a bank with an office in Los Angeles, California or New York, New York, with a combined capital and surplus of at least $500,000,000. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring (or retired) Agent and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrowers to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the Agent's resignation hereunder, the provisions of this Article 12 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

       12.8 Lender Non-Reliance. Independently and without reliance upon the Agent, each Lender, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Borrowers and their Subsidiaries in connection with the extension of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of the Borrowers and their Subsidiaries and, except as expressly provided in this Agreement, the Agent shall not have any duty or responsibility, either initially or on continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the extension of the Loans or at any time or times thereafter. The Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connecti on herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Loan Document or the financial condition of the Borrowers or any Subsidiary or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Loan Document, or the financial condition of the Borrowers or any Subsidiary or the existence or possible existence of any Default or Event of Default.

       12.9 Indemnification. To the extent the Agent is not reimbursed and indemnified by the Borrowers, the Lenders will reimburse and indemnify the Agent in proportion to their respective "percentage" as used in determining the Required Lenders for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature (including fees and disbursements of any counsel or financial advisor engaged by the Agent) which may be imposed on, asserted against or incurred by the Agent in performing its duties hereunder or under any other Loan Document or in any way relating to or arising out of this Agreement or any other Loan Document; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct. If the indemnity furnished to an y Agent by any Lender for any purpose shall, in the opinion of such Agent be insufficient or become impaired, such Agent may call for additional indemnity from such Lender (but not any other Lender) and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section 12.9 shall survive the payment of all Obligations.

       12.10 Lenders. The Agent may deem and treat the payee of any Loan as the Lender thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been recorded in the register maintained by the Borrowers in accordance with Section
13.3. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the Lender of any portion of the Loans shall be conclusive and binding on any subsequent Lender, transferee, assignee or endorsee, as the case may be, of such portion of the Loans and of any Note evidencing such portion of the Loans.

       12.11 Action by Agent. The Agent may take any action on behalf of the Required Lenders that has been approved by the Required Lenders and any action that has otherwise been specified herein or in any of the other Loan Documents. For the avoidance of doubt, the Agent may, with the prior consent of the Required Lenders (but not otherwise) consent to any amendment, restatement, supplement, waiver or other modification under any of the Loan Documents.

                                   Article 13

                                 MISCELLANEOUS

       13.1 Survival of Representations and Warranties.

             All of the representations and warranties made herein shall survive the execution and delivery of this Agreement, any investigation by or on behalf of the Agent or the Lenders, or termination of this Agreement until the earlier of (a) the date on which none of the Obligation remain outstanding and the Commitment shall have terminated or (b) expiration of the applicable statute of limitations.

       13.2 Notices.

             All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier (with receipt confirmed), courier service or personal delivery:

                  (a) if to the Agent:

                            Obsidian, LLC
                            c/o Tennenbaum Capital Partners, LLC
                            2951 28th Street, Suite 1000
                            Santa Monica, CA 90405
                            Attn:     General Counsel and Steve Chang
                            Facsimile: (310) 899-4958

                        with a copy to:

                            Milbank, Tweed, Hadley & McCloy LLP
                            601 S. Figueroa Street, 30th Floor
                            Los Angeles, CA 90017
                            Attn:     Melainie Mansfield
                            Facsimile: (213) 892-4711

                   (b) if to the Borrowers:

                            Vitesse Semiconductor Corporation
                            741 Calle Plano
                            Camarillo, CA  93012
                            Telecopier No.:     (602) 522-9006
                            Attention:     Shawn Hassel

                         with a copy to:

                            O'Melveny & Myers LLP
                            400 South Hope Street
                            Los Angeles, CA  90071
                            Telecopier No.:     (213) 430-6407
                            Attention:     Richard Boehmer

(b) (c) if to any Lender to the address specified below such Lender's name on the signature pages hereof.

             All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; if mailed, five Business Days after being deposited in the mail, postage prepaid; or if telecopied, when receipt is acknowledged.

       13.3 Successors and Assigns; Register

             This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. Subject to the transfer restrictions set forth in the Loan Documents, (a) any Lender may assign any of its rights under any of the Loan Documents to any Person provided that such assignment shall be in a minimum amount of $1,000,000 except in the cases of either (i) an assignment to an Affiliate of a Lender, or (ii) an assignment which has the effect of reducing the participation of the exiting Lender in the Loans to zero. No Borrower may assign any of its rights, or delegate any of its obligations, under this Agreement without the prior written consent of the Required Lenders, and any such purported assignment by the Borrowers without the written consent of the Required Lenders shall be void and of no effect. Except as provided in Article 7, no Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of any of the Loan Documents.

             The Borrowers shall keep at their principal executive offices a register for the registration and registration of transfers of the Loans and the Notes evidencing such Loans. The name and address of each Lender of any portion of the Loans, each transfer thereof and the name and address of each transferee of any portion of the Loans shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any portion of the Loans shall be registered shall be deemed and treated as the Lender of such portion of the Loans and the holder of the Notes evidencing such Loans for all purposes hereof, and the Borrowers shall not be affected by any notice or knowledge to the contrary. The Borrowers shall give to any Lender or the Agent promptly upon request therefor, a complete and correct copy of the names and addresses of all registered Lenders.

       13.4 Amendment and Waiver.

             (a) No failure or delay on the part of any of the parties hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for in this Agreement are cumulative and are not exclusive of any remedies that may be available to the parties hereto at law, in equity or otherwise.

             (b) Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by any party from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by all of the Borrowers and the Required Lenders (or the Agent acting at the direction of the Required Lenders), and (ii) only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Borrowers in any case shall entitle the Borrowers to any other or further notice or demand in similar or other circumstances.

       13.5 Signatures; Counterparts.

             Telefacsimile transmissions of any executed original document and/or retransmission of any executed telefacsimile transmission shall be deemed to be the same as the delivery of an executed original. At the request of any party hereto, the other parties hereto shall confirm telefacsimile transmissions by executing duplicate original documents and delivering the same to the requesting party or parties. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

       13.6 Headings.

             The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

       13.7 Governing Law.

             THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED IN ACCORDANCE WITH, AND ENFORCED UNDER, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW OF SUCH STATE.

       13.8 Jurisdiction, Jury Trial Waiver, Etc.

             (a) EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY AGREES THAT THE ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE SECURITY AGREEMENT, THE NOTES OR ANY AGREEMENTS OR TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE BROUGHT IN THE COURTS OF THE STATE OF EITHER DELAWARE OR NEW YORK OR OF THE UNITED STATES OF AMERICA FOR EITHER THE DISTRICT OF DELAWARE OR NEW YORK AND HEREBY EXPRESSLY SUBMITS TO THE PERSONAL JURISDICTION AND VENUE OF SUCH COURTS FOR THE PURPOSES THEREOF AND EXPRESSLY WAIVES ANY CLAIM OF IMPROPER VENUE AND ANY CLAIM THAT SUCH COURTS ARE AN INCONVENIENT FORUM. EACH PARTY HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ITS ADDRESS SET FORTH IN SECTION 13.2, SUCH SERVICE TO BECOME EFFECTIVE 10 DAYS AFTER SUCH MAILING. EACH OF THE BORROWERS AND THEIR SUBSIDIARIES HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE NOTE OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EACH OF THE BORROWERS AND THEIR SUBSIDIARIES (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE AGENT OR ANY LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE AGENT OR SUCH LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (II) ACKNOWLEDGES THAT THE AGENT AND THE LENDERS HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, AND THE OTHER LOAN DOCUMENTS TO WHICH THEY ARE PARTY BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.

       13.9 Severability.

             If any one or more of the provisions contained in this Agreement, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions of this Agreement. The parties hereto further agree to replace such invalid, illegal or unenforceable provision of this Agreement with a valid, legal and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid, illegal or unenforceable provision.

       13.10 Rules of Construction.

             Unless the context otherwise requires, "or" is not exclusive, and references to sections or subsections refer to sections or subsections of this Agreement.

       13.11 Timing.

             Time is of the essence in this Agreement.

       13.12 Entire Agreement.

             This Agreement, together with the exhibits and schedules hereto and the other Loan Documents, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. Except as expressly provided herein, this Agreement, together with the exhibits and schedules hereto, and the other Loan Documents supersede all prior agreements and understandings between the parties with respect to such subject matter.

       13.13 Certain Expenses.

             Whether or not the transactions contemplated hereby shall be consummated, the Borrowers agree to pay promptly (a) all the actual and reasonable costs and expenses of negotiation, preparation and execution of the Loan Documents and any consents, amendments, waivers or other modifications thereto (whether or not any such amendment, waiver or consents become effective); (b) all the costs of furnishing all opinions by counsel for the Borrowers (including any opinions requested by the Collateral Agent, Agent or the Lenders as to any legal matters arising hereunder) and of any Borrower's performance of and compliance with all agreements and conditions on its part to be performed or complied with under this Agreement and the other Loan Documents including with respect to confirming compliance with environmental, insurance and solvency requirements; (c) the reasonable fees, expenses and disbursements of counsel to the Lenders party to this Agreement on the Closing Date and the Agent (including allocated costs of internal counsel) in connection with the negotiation, preparation, execution and administration of the Loan Documents and any consents, amendments, waivers or other modifications thereto (whether or not any such amendment, waiver or consents become effective) and any other documents or matters requested by any Loan Party; (d) all the actual costs and reasonable expenses of creating and perfecting Liens in favor of the Collateral Agent on behalf of the Secured Parties (as defined in the Security Agreement) pursuant to any Loan Document, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums, and reasonable fees, expenses and disbursements of counsel to the Collateral Agent and of counsel providing any opinions that the Collateral Agent or the Lenders may request in respect of the Collateral Documents or the Liens created pursuant thereto; (e) the costs incurred by the Collateral Agent in connection with the custody or preservation o f any of the Collateral; (f) all costs and expenses, including reasonable attorneys' fees (including allocated costs of internal counsel) and costs of settlement, incurred by the Collateral Agent and the Lenders in enforcing any Obligations of or in collecting any payments due from any Loan Party hereunder or under the other Loan Documents (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of any Subsidiary Guaranty) or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings; and (g) all costs and expenses incurred by the Lenders in obtaining periodic appraisals and market valuations of the Loans from time to time as required or otherwise desirable (as determined by the applicable Lender at its sole discretion) pursuant to any Funding Source Agreement or other Contractual Obligation of a Lender. The Borrowers will pay, and will save each Lender and the Agent harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by a Lender or the Agent).

       13.14 Publicity.

             Except as may be required by Requirements of Law, none of the parties hereto shall issue a publicity release or announcement or otherwise make any public disclosure concerning this Agreement or the transactions contemplated hereby, without prior approval by the other party hereto. If any announcement is required by law to be made by any party hereto, prior to making such announcement such party will deliver a draft of such announcement to the other parties and shall give the other parties an opportunity to comment thereon.

       13.15 Further Assurances.

             Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations, or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement, including without limitation, any post-closing assignment(s) by any Lender of a portion of the Loans to a Person not currently a party hereto.

       13.16 No Strict Construction.

             The parties hereto have participated jointly in the negotiation and drafting of this Agreement and the other Loan Documents. In the event an ambiguity or question of intent or interpretation arises under any provision of this Agreement or any other Loan Documents, this Agreement or such other Loan Documents shall be construed as if drafted jointly by the parties thereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement or any other Loan Documents. No knowledge of, or investigation, including without limitation, due diligence investigation, conducted by, or on behalf of, the Agent or the Lenders shall limit, modify or affect the representations set forth in Article 5 or the right of the Agent and the Lenders to rely thereon.

       13.17 Confidentiality.

             The Agent and the Lenders, together with their employees, lenders, prospective lenders or representatives who have a reasonable need to know such information, agree to treat confidentially all information concerning the Borrowers, and each of their Subsidiaries or their assets and operations obtained by the Agent and the Lenders, or by any of their authorized representatives or lenders, which information is not (i) contained in a report or other document filed with the Commission or other regulatory authority, (ii) distributed by the Borrowers and their Subsidiaries to all of their shareholders, or (iii) otherwise available to the public generally (other than by breach of these confidentiality obligations by the Agent or the Lenders); provided, however, that the foregoing confidentiality restrictions shall not apply where the Agent or the Lenders are required to disclose information due to a valid subpoena or court order or other external bank regulatory reporting requirements. These confidenti ality obligations shall survive the term of this Agreement by two years.

       13.18 Joint and Several Liability; Binding Obligations.

             Borrowers is defined collectively to include each of the Borrowers; provided, however, that any references herein to "any Borrower", "each Borrower" or similar references, shall be construed as a reference to each individual Borrower comprising the Borrowers. Each Person comprising the Borrowers shall be jointly and severally liable for all of the obligations of the Borrowers under this Agreement, regardless of which of the Borrowers actually receives the proceeds of the Loans or the manner in which the Borrowers and the Lenders account therefor in their respective books and records.

            (a) To the extent that Applicable Law otherwise would render the full amount of the joint and several obligations of any Borrower hereunder and under the other Loan Documents invalid or unenforceable, such Borrower's obligations hereunder and under the other Loan Documents shall be limited to the maximum amount which does not result in such invalidity or unenforceability; provided, however, that each Borrower's obligations hereunder and under the other Loan Documents shall be presumptively valid and enforceable to their fullest extent in accordance with the terms hereof or thereof, as if this Section were not a part of this Agreement.

            (b) Each Borrower hereby agrees that, except as hereinafter provided, its obligations hereunder shall be unconditional, irrespective of (i) the absence of any attempt to collect the Obligations from any Borrower or other action to enforce the same; (ii) the waiver or consent by the Agent or the Lenders with respect to any provision of any instrument evidencing the Obligations, or any part thereof, or any other agreement heretofore, now or hereafter executed by a Borrower and delivered to the Agent or any Lender; (iii) the institution of any proceeding under the United States Bankruptcy Code, or any similar proceeding, by or against a Borrower's or the Agent's or a Lender's election in any such proceeding of the application of Section 1111(b)(2) of the United States Bankruptcy Code; (iv) any borrowing or grant of a security interest by a Borrower as debtor-in-possession, under Section 364 of the United States Bankruptcy Code; (v) the disallowance, under Section 502 of the United States Bankruptcy Code, of all or any portion of the Agent's or a Lender's claim(s) for repayment of any of the Obligations; or (vi) any other circumstance other than payment in full of the Obligations which might otherwise constitute a legal or equitable discharge or defense of a guarantor or surety.

              (c) This Section is intended only to define the relative rights of the Borrowers and nothing set forth in this Section is intended to or shall impair the obligations of the Borrowers, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement or any other Loan Documents. Nothing contained in this Section shall limit the liability of any Borrower to pay the loans made directly or indirectly to any Borrower and accrued interest, fees and expenses with respect thereto for which all Borrowers shall be primarily liable.

       13.19 Marshalling; Payments Set Aside.

             No Lender shall be under any obligation to marshal any assets in favor of any Borrower or any other Person or against or in payment of any or all of the Obligations. To the extent that any Borrower makes a payment or payments to the Agent, the Collateral Agent or any Lender or the Agent, Collateral Agent or any Lender enforces any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or s uch enforcement or setoff had not occurred.

             IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers hereunto duly authorized as of the date first above written.

                                    "Borrowers"

                                    VITESSE SEMICONDUCTOR CORPORATION,
                                    a Delaware corporation


                                    By: /s/ SHAWN HASSEL
                                        --------------------------------
                                    Name:     Shawn C. A. Hassel
                                    Title:     Chief Financial Officer


                                    VITESSE INTERNATIONAL, INC.,
                                    a Barbados corporation


                                    By: /s/ SHAWN HASSEL
                                         -------------------------------
                                    Name:     Shawn C. A. Hassel
                                    Title:     Chief Financial Officer

                                    VITESSE MANUFACTURING &
                                    DEVELOPMENT CORPORATION,
                                    a Delaware corporation


                                    By: /s/ SHAWN HASSEL
                                        --------------------------------
                                    Name:     Shawn C. A. Hassel
                                    Title:     Chief Financial Officer

                                    VITESSE SEMICONDUCTOR SALES CORPORATION, a Delaware corporation


                                    By: /s/ SHAWN HASSEL
                                        ------------------------------------
                                    Name:     Shawn C. A. Hassel
                                    Title:     Chief Financial Officer



                                    "Lenders"

                                    SPECIAL VALUE EXPANSION FUND, LLC,
                                    a Delaware limited liability company


                                    By:     /s/ HOWARD LEVKOWITZ
                                       -------------------------------------
                                    Name:     Howard  Levkowitz
                                    Title:     Authorized Signatory

                                    Address for Notices:
                                    c/o Tennenbaum Capital Partners, LLC
                                    2951 28th Street, Suite 1000
                                    Santa Monica, CA 90405
                                    Attn:     General Counsel and Steve Chang
                                    Facsimile: (310) 899-4958


                                    SPECIAL VALUE OPPORTUNITIES FUND, LLC,
                                    a Delaware limited liability company


                                    By:     /s/ HOWARD LEVKOWITZ
                                       ----------------------------------------
                                    Name:     Howard  Levkowitz
                                    Title:     Authorized Signatory

                                    Address for Notices:
                                    c/o Tennenbaum Capital Partners, LLC
                                    2951 28th Street, Suite 1000
                                    Santa Monica, CA 90405
                                    Attn:     General Counsel and Steve Chang
                                    Facsimile: (310) 899-4958


                                    "Agent"

                                    OBSIDIAN, LLC, a Delaware limited
                                    liability company


                                    By:     /s/ HOWARD LEVKOWITZ
                                       ----------------------------------------
                                    Name:     Howard  Levkowitz
                                    Title:     Authorized Signatory

                             ANNEX A



                       Term Loan A Allocations



Lender               Principal Amount of       Principal Amount                Amount of Term Loan A          Total Principal
                     Term Loan A               of Term Loan A Representing     Funded in Cash at 100% of      Amount of Term Loan A
                     Representing              Conversion of Interest          the Principal Amount thereof
                     Conversion of Advances

Special Value
Expansion Fund, LLC  $1,483,679.52             $3,461.92                       $5,038,044.46                  $6,525,185.90

Special Value
Opportunities
Fund, LLC            $3,516,320.48             $8,204.74                       $11,940,165.35                 $15,464,690.57

Total:               $5,000,000.00             $11,666.66                      $16,978,209.81                 $21,989,876.47


                              ANNEX B


                        Term Loan B Allocations




Lender                           Amount of Term Loan B Funded in Cash at        Total Principal Amount of Term Loan B
                                 100% of the Principal Amount thereof

Special Value Expansion
Fund, LLC                        $8,905,081.17                                  $8,905,081.17

Special Value Opportunities
Fund, LLC                        $21,105,042.36                                 $21,105,042.36

Total:                           $30,010,123.53                                 $30,010,123.53
